As filed with the U.S. Securities and Exchange Commission on October 6, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TANG CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1960025 (I.R.S. Employer Identification Number)

4747 Executive Drive, Suite 210

San Diego, California 92121

(858) 200-3830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin Tang

4747 Executive Drive, Suite 210

San Diego, California 92121

(858) 200-3830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP One Embarcadero Center, Suite 2600 San Francisco, California 94111 (415) 389-8200	Mitchell S. Nussbaum Terry Bokosha Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2026

PRELIMINARY PROSPECTUS

$75,000,000

TANG CAPITAL ACQUISITION CORP.

3,000,000 Ordinary Shares

Tang Capital Acquisition Corp., or TCAA, is a newly formed company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We will have 24 months from the effectiveness of the registration statement of which this prospectus forms a part to complete our initial business combination, which we refer to as the completion window. While we may pursue an initial business combination target in any business or industry, we intend to focus our search in the biopharmaceutical industry. Our initial business combination may be with an entity that is controlled by, affiliated with or otherwise related to Tang Capital Management, LLC (Tang Capital), Tang Capital Acquisition Holdings, LLC (our sponsor), our officers or our directors, as described in this prospectus.

This is an initial public offering of our ordinary shares, par value $0.0001 per share, at an initial public offering price of $25.00 per share.

TCAA is, we believe, the first no-promote special purpose acquisition company, or np‑SPACTM, and is structured to more closely align the interests of the SPAC sponsor with the SPAC investors. Unlike in the case of substantially all conventional SPACs:

•
Our sponsor has indicated to us a non-binding intention to purchase 67% of the shares sold in this offering on the same terms being offered to the public. Specifically, our sponsor has indicated to us an intention to purchase 2,000,000 shares at the initial public offering price of $25.00 per share for an aggregate purchase price of $50 million.
•
Our sponsor will not hold founder shares, Class B ordinary shares, sponsor warrants or any promote in any form. Sponsors of substantially all conventional SPACs purchase for nominal consideration (typically $25,000 in the aggregate) a separate class of shares (typically Class B ordinary shares) often representing 15% to 20% of the shares outstanding after the initial public offering. The only class of shares we have authorized is ordinary shares, and every share our sponsor holds at the closing of this offering will have been purchased at $25.00 per share, the same price paid by investors in this offering.

We will provide our shareholders with the opportunity to redeem for cash all or a portion of their ordinary shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest (as defined below), upon the completion of our initial business combination. If expenses exceed interest earned, the redemption price will be $25.00 per share. Shareholder redemptions will not be subject to any limitations.

If we do not consummate an initial business combination within 24 months of the effectiveness of the registration statement of which this prospectus forms a part, or by such earlier liquidation date as our board of directors may approve, we will redeem for cash 100% of the shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest. If expenses exceed interest earned, the sponsor will cover the excess, and the redemption price will be $25.00 per share. The completion window is fixed and will not be extended.

An amount equal to 100% of the gross proceeds of this offering ($75 million, or $25.00 per share) will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee. The proceeds held in the trust account will be held as cash in an interest-bearing account at a U.S. chartered commercial bank, invested in U.S. government treasury obligations with a maturity of 185 days or less, or invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, or the Investment Company Act, which invest only in direct U.S. government treasury obligations, as described in this prospectus. We will disclose in each quarterly and annual report filed with the United States Securities and Exchange Commission, or the SEC, prior to our initial business combination how the proceeds in the trust account are then held.

Prior to this offering, there has been no public market for our ordinary shares. We intend to apply to list our ordinary shares on The Nasdaq Capital Market, or Nasdaq, under the symbol "TCAA." We expect that our ordinary shares will begin trading on the date this prospectus becomes effective. We cannot assure you that our ordinary shares will be approved for listing on Nasdaq or, if approved, will continue to be listed on Nasdaq.

Investing in our ordinary shares involves a high degree of risk. See "Risk Factors" beginning on page 16.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prior to our initial business combination, the only payments to insiders will be: (i) the reimbursement of the amounts our sponsor advances on our behalf under a funding agreement through permitted interest withdrawals; and (ii) for each of our three directors not affiliated with Tang Capital, an annual cash fee of $50,000 plus a one-time grant of a 10-year option to acquire 10,000 ordinary shares at $25.00 per share, which will vest and become exercisable following the completion of our initial business combination. Actual or potential material conflicts of interest may exist between our sponsor, its affiliates, officers, directors and purchasers in this offering, including as a result of the sponsor’s potential voting control, expense advances, director compensation and options, and the possibility of an affiliated initial business combination. After our initial business combination, members of our management team who remain with us may be paid consulting, management or other compensation from the post-initial business combination company. The sponsor does not reserve the right to be compensated by the post-initial business combination company for services provided prior to or in connection with the initial business combination. The issuance of ordinary shares upon exercise of the director options described above may dilute non-redeeming shareholders.

See "Summary," "The Offering," "Risk Factors," "Dilution," "Management," "Principal Shareholders," "Effecting Our Initial Business Combination—Conflicts of Interest," and "Certain Relationships and Related-Party Transactions" for more information.

	Per Share	Total
Public offering price	$25.00	$75,000,000
Underwriting commissions(1)	$0.33	$1,000,000
Proceeds, before expenses, to us(2)	$24.67	$74,000,000

(1) No underwriting commissions are payable with respect to the shares that our sponsor purchases in this offering. The amounts shown are averaged across all 3,000,000 ordinary shares and consist of 1% of the gross proceeds of this offering payable at the closing of this offering and an additional 3% of the gross proceeds of this offering of deferred commissions payable only upon consummation of our initial business combination, in each case with respect to the 1,000,000 shares assumed to be sold to investors other than our sponsor. See "Underwriting."

(2) An amount equal to 100% of the $75 million in gross proceeds of this offering will be deposited in the trust account. Pursuant to a funding agreement with our sponsor, our sponsor has agreed to pay expenses on our behalf prior to our initial business combination, and such payments will be treated as advances. Prior to our initial business combination, we will reimburse the sponsor for such advances, in the order incurred and against reasonable documentation, solely from permitted interest withdrawals. If we do not consummate an initial business combination and expenses exceed interest earned, our sponsor will bear the difference and has irrevocably waived any claim for reimbursement of such shortfall. See "Use of Proceeds."

The following table sets forth the public offering price, our as-adjusted net tangible book value per share and the difference between them, assuming redemptions of shares at $25.00 per share at the levels shown. The table assumes that the indicated percentage of all 3,000,000 shares is redeemed, including shares held by our sponsor if it purchases the 2,000,000 shares, or 67% of the shares sold in this offering, covered by its non-binding indication of interest, and excludes interest earned on the trust account. See "Dilution."

	Percentage of Maximum Redemptions
	0%	25%	50%	75%	100%(1)
Public offering price	$25.00	$25.00	$25.00	$25.00	$25.00
As-adjusted net tangible book value per share(2)	$24.75	$24.67	$24.50	$24.00	—
Dilution per share	$0.25	$0.33	$0.50	$1.00	—

(1) If all shares were redeemed, no ordinary shares would remain outstanding; each redeeming shareholder would receive $25.00 per share.

(2) Computed as: (i) the $75 million in gross proceeds of this offering to be deposited in the trust account, less deferred underwriting commissions equal to 3% of the gross proceeds of this offering with respect to the 1,000,000 shares assumed to be sold to investors other than our sponsor; divided by (ii) the number of ordinary shares that would remain outstanding at the indicated redemption level; each share redeemed reduces the trust account by $25.00. The calculation assumes that our sponsor purchases the 2,000,000 shares, or 67% of the shares sold in this offering, covered by its non-binding indication of interest; if it purchases fewer shares, the deferred underwriting commissions and resulting per-share amounts would differ.

This offering is being underwritten on a firm commitment basis. The underwriters expect to deliver the ordinary shares to purchasers on or about     , 2026.

Joint Book-Running Managers

LifeSci Capital	Raymond James

The date of this prospectus is October 6, 2026.

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for those purposes is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. You should read this entire prospectus carefully, including the information under "Risk Factors" and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, or the context otherwise requires, references to:

•
"we," "us," "our," "TCAA" or the "company" means Tang Capital Acquisition Corp., a Cayman Islands exempted company;
•
"amended and restated memorandum and articles of association" or "articles" means the amended and restated memorandum and articles of association that we will adopt prior to the closing of this offering;
•
"Companies Act" means the Companies Act (as revised) of the Cayman Islands, as the same may be amended from time to time;
•
"completion window" means the period ending 24 months from the effectiveness of the registration statement of which this prospectus forms a part, or such earlier liquidation date as our board of directors may approve;
•
"funding agreement" means the Funding Agreement, dated as of August 17, 2026, between us and our sponsor;
•
"management" or our "management team" means our officers and directors;
•
"Nasdaq" means The Nasdaq Capital Market;
•
"np-SPACTM" means a no-promote special purpose acquisition company with no founder shares, Class B ordinary shares, sponsor warrants or any promote in any form;
•
"permitted interest withdrawals" means interest earned on the trust account that is actually released to us under the trust agreement to pay our expenses;
•
"shares" means our ordinary shares sold in this offering (whether they are purchased in this offering or thereafter in the open market, and whether they are purchased by our sponsor or its affiliates or by other investors);
•
"shareholders" means the holders of our ordinary shares, including our sponsor and the members of our management team to the extent our sponsor and/or members of our management team purchase shares;
•
"sponsor" means Tang Capital Acquisition Holdings, LLC, a Cayman Islands limited liability company newly formed by Tang Capital for the purpose of investing in us;
•
"surplus interest" means any interest earned on the trust account that is not used through permitted interest withdrawals to reimburse advances to our sponsor under the funding agreement;
•
"Tang Capital" means Tang Capital Management, LLC, a Delaware limited liability company and life sciences-focused investment company founded by Kevin Tang in 2002, together with its affiliates; and
•
"$" or "U.S. dollars" means the legal currency of the United States.

Our Company

Tang Capital Acquisition Corp., or TCAA, is a newly formed company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. TCAA is, we believe, the first no-promote special purpose acquisition company, or np-SPACTM, as described on the cover of this prospectus, and is structured to more closely align the interests of the SPAC sponsor with the SPAC investors. Furthermore, as described below, for companies looking to effectuate a go-public transaction, TCAA represents an attractive alternative to: (i) a conventional initial public offering; (ii) a reverse merger into a failed public company; or (iii) a merger with a conventional SPAC.

We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We will have 24 months from the effectiveness of the registration statement of which this prospectus forms a part to complete our initial business combination, which we refer to as the completion window. While we may pursue an initial business combination target in any business or industry, we intend to focus our search in the biopharmaceutical industry. Our initial business combination may be with an entity that is controlled by, affiliated with or otherwise related to Tang Capital Management, LLC (Tang Capital), Tang Capital Acquisition Holdings, LLC (our sponsor), our officers or our directors, as described in this prospectus.

Our Sponsor and Management Team

Our sponsor is Tang Capital Acquisition Holdings, LLC, a Cayman Islands limited liability company newly formed by Tang Capital Management, LLC for the purpose of investing in us. Our sponsor’s business is focused on investing in our company. Kevin Tang, directly and through Tang Capital, controls our sponsor and is expected to control its voting and investment decisions. Other than Mr. Tang, no other person will have a direct or indirect material interest in our sponsor. The sponsor’s non-binding indication of interest does not require it to purchase shares.

Our management team includes: (i) Kevin Tang, Chair of the Board and Chief Executive Officer; (ii) Ryan Cole, Chief Operating Officer; (iii) Michael Hearne, Chief Financial Officer; (iv) Stew Kroll, Chief Development Officer; and (v) Thomas Wei, Chief Scientific Officer. Each has significant experience investing in and managing biopharmaceutical companies. Their full biographies appear under "Management." Members of our management team and Tang Capital invest in and manage other companies and are not required to commit any specified amount of time to our affairs. Each of our officers and directors may have fiduciary, contractual or other duties to other entities, and they may pursue acquisition and investment opportunities through those entities. Neither our sponsor nor any of its principals or any member of our management team has previously sponsored a SPAC or completed a business combination with a SPAC.

Tang Capital Track Record

Founded in 2002, Tang Capital is one of the longest-standing specialist life sciences funds and one of the first life sciences cross-over funds to create and build its own portfolio companies. Tang Capital and its management team have founded and/or served as the management team for 6 companies that collectively have received FDA approval for 9 drugs over the past 20 years. Tang Capital has grown $40 million in initial seed capital organically to more than $2 billion before distributions.

The past performance of Tang Capital, our management team or any of their respective affiliates is not a guarantee of: (i) success with respect to an initial business combination that may be consummated; (ii) the ability to successfully identify and execute an initial business combination; or (iii) the ability to assess the risks of a potential initial business combination.

Business Strategy

We intend to identify and combine with a private, development-stage biopharmaceutical company seeking a simultaneous capital raise and public listing. In evaluating potential business combinations, we intend to leverage our team’s more than two decades of experience founding, building and investing in biopharmaceutical companies to identify candidates with the greatest potential to generate superior returns for our shareholders. We believe that our unique corporate structure as an np-SPAC, described below, confers competitive advantages that we can offer target merger partners and their shareholders. Our initial business combination may be with an entity that is controlled by, affiliated with or otherwise related to Tang Capital Management, LLC (Tang Capital), Tang Capital Acquisition Holdings, LLC (our sponsor), our officers or our directors.

Biopharmaceutical Industry Opportunity

We believe that there are attractive business combination opportunities for TCAA in the biopharmaceutical industry for the following reasons:

•
The biopharmaceutical market is vast, highly diversified and dynamic, which creates a fertile landscape in which to search for superior investment opportunities.
-
Global biopharmaceutical revenue was approximately $1.9 trillion in 2025 and has grown approximately 80% since 2015.
-
Ongoing advancements in science are fueling a growing pipeline of drugs in development. There are currently approximately 23,000 drug candidates in development, up approximately 85% since 2015.

-
There are approximately 7,100 biopharmaceutical companies with active pipelines. Since 2015, more than 3,500 new companies were founded.
-
There are approximately 2,100 biopharmaceutical companies that are publicly traded, comprising a total market capitalization of approximately $8.0 trillion. The vast majority of these are development-stage companies.
•
We believe that periods of market volatility can create attractive investment opportunities. Valuations of public and private biopharmaceutical companies have historically experienced pronounced fluctuations. Periods when individual companies, sub-sectors or the sector as a whole are out of favor can create attractive entry valuations.
•
Successful drug development can translate into high investment returns. Over the past 5 years, the best-performing 25% of biopharmaceutical companies, including those that were acquired, returned on average approximately 240% to shareholders.

Advantages of Going Public through a Merger with TCAA

For companies looking to simultaneously raise capital and obtain a public listing, merging with TCAA represents an attractive alternative to: (i) a conventional initial public offering; (ii) a reverse merger into a failed public company; and (iii) a merger with a conventional SPAC for the following reasons:

•
A conventional initial public offering requires an extensive process of drafting, diligence and regulatory review that must occur before the attempt to raise capital from investors can start. This preparatory process typically takes 3 to 4 months, during which time market conditions can change. Furthermore, it is required that the intent to raise capital be made public before the capital is raised. In contrast, merging with TCAA in a "de-SPAC" transaction requires no registration statement drafting or regulatory review prior to the execution of a definitive merger agreement. Furthermore, there is no required public disclosure prior to execution of this definitive agreement.
•
Reverse merging into a failed public company requires the "new" combined company to assume all of the liabilities, known and unknown, of the failed public company. This at a minimum complicates diligence and often leaves the combined company with ongoing financial and operational obligations. Moreover, the combined company is often committed to additional contractual obligations through a contingent value right (CVR) agreement, pursuant to which the combined company must perform duties to maximize the value of the failed public company’s legacy assets for the benefit of the failed public company’s legacy shareholders. Lastly, even after executing a definitive merger agreement, shareholder approval is still not assured as the directors of the failed public company typically do not control a majority, or even a substantial minority, of the vote. In contrast, a merger with TCAA would carry none of these risks and obligations. There is no prior operating history and, therefore, no associated liabilities. There is no CVR obligation. Lastly, if our sponsor purchases the 2,000,000 shares, or 67% of the shares sold in this offering, covered by its non-binding indication of interest, we expect that shareholder approval of any transaction approved by the board would be assured.
•
Merging with a conventional SPAC necessitates adopting a complicated capital structure that can result in several forms of dilution. First, the SPAC sponsor typically holds a separate class of shares for which nominal payment was made that often represents 15% to 20% of the shares of the SPAC (the "promote"). Second, warrants are sometimes issued to the SPAC investors that are often exercisable into 20% to 33% of the number of shares purchased by those investors. This results in a complicated capital structure for the new combined company and dilution for shareholders of the private company seeking the go-public transaction. Furthermore, since the sponsor in a conventional SPAC typically does not make a large investment in the SPAC, shareholder approval of the de-SPAC transaction is not controlled by the sponsor and not assured. Likewise, there is the risk of significant redemptions. In contrast, with TCAA, there are no founder shares, Class B ordinary shares, sponsor warrants or any promote in any form; there is simply a single class of shares. This means a simple capital structure for the new combined company and no additional dilution from conventional promote securities for the shareholders of the private company seeking the go-public transaction beyond the single class of shares. Lastly, if our sponsor purchases the 2,000,000 shares, or 67% of the shares sold in this offering, covered by its non-binding indication of interest, we expect that shareholder approval of any transaction approved by the board would be assured and that the proportion of shares at risk for redemption would be much smaller than in the case of a conventional SPAC.

Advantages of Going Public through a Merger with TCAA

Conventional IPO	Merger with TCAA
• 3–4 month process of drafting, diligence and regulatory review must occur prior to the attempt to raise capital • Intent to raise capital must be made public before the capital is raised	• Registration statement drafting and regulatory review not required prior to execution of definitive agreement • Public disclosure not required prior to execution of definitive agreement
Reverse Merger with Failed Public Company	Merger with TCAA
•
Requires assumption of all liabilities, known and unknown, of the failed public company
•
Requires commitment to perform CVR-related duties on behalf of failed public company’s legacy shareholders
•
Shareholder approval is not assured; typically, directors do not control a majority of the vote

•
Since there is no prior operating history, there is no assumption of associated liabilities
•
There is no requirement to perform CVR-related duties
•
Once a definitive agreement is executed, shareholder approval would be assured if our sponsor purchases the 2,000,000 shares, or 67% of the shares sold in this offering, covered by its non-binding indication of interest

Merger with Conventional SPAC	Merger with TCAA
•
Requires adoption of complicated capital structure
•
Promote shares typically result in 15–20% excess dilution
•
Warrants and rights can result in additional dilution
•
Shareholder approval is not assured; typically, the SPAC sponsor does not control a majority of the vote
•
Since the SPAC sponsor typically does not make a large investment in the SPAC, there is the risk of significant redemptions

•
Since TCAA has a single class of shares, the private company adopts a simple capital structure
•
There is no dilution from promote shares, warrants or rights
•
Once a definitive agreement is executed, shareholder approval would be assured if our sponsor purchases the 2,000,000 shares, or 67% of the shares sold in this offering, covered by its non-binding indication of interest
•
The risk of significant redemptions is reduced if our sponsor purchases the 2,000,000 shares, or 67% of the shares sold in this offering, covered by its non-binding indication of interest

Corporate Information

Our executive offices are located at 4747 Executive Drive, Suite 210, San Diego, California 92121, and our telephone number is (858) 200-3830. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider it part of this prospectus.

We are an "emerging growth company" as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and (iii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and obtaining shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act permits an emerging growth company to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised financial accounting standards, and we have elected to do so. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates. We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of this offering; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the date on which we are deemed to be a large accelerated filer; and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a "smaller reporting company" as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including presenting only two years of audited financial statements and reduced executive compensation disclosure. We will remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our ordinary shares held by non-affiliates did not equal or exceed $250 million as of the prior June 30; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700 million as of the prior June 30. Because our sponsor is expected to hold a substantial majority of our outstanding shares, the market value of our shares held by non-affiliates is expected to remain well below these thresholds, and we expect to remain a smaller reporting company for so long as we remain an np-SPAC. Following our initial business combination, we will be required to redetermine our smaller reporting company status in accordance with the SEC rules adopted in January 2024 relating to SPACs.

If our sponsor purchases the 2,000,000 shares it has indicated a non-binding intention to purchase in this offering, it will hold 67% of our issued and outstanding ordinary shares, and we will be a "controlled company" within the meaning of Nasdaq Rule 5615(c). A controlled company is exempt from the Nasdaq requirements that a majority of our board of directors consist of independent directors, that director nominations be made or recommended by independent directors, and that executive compensation determinations be made or recommended by independent directors. We would be entitled to rely on these exemptions at any time and could do so without shareholder approval. See "Risk Factors" and "Management."

THE OFFERING

In deciding whether to invest in our securities, you should take into account the backgrounds of the members of our management team, the unique structure of our SPAC and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" in this prospectus.

Securities offered	3,000,000 ordinary shares. We are not offering units, warrants, rights or other securities in this offering.
Offering price	$25.00 per share
Proposed Nasdaq symbol	"TCAA"
Ordinary shares outstanding before this offering	1,000(1)
Ordinary shares outstanding after this offering	3,000,000(2)(3)

(1) Consists of 1,000 ordinary shares issued to our sponsor on August 17, 2026 at $25.00 per share pursuant to a securities subscription agreement, which shares will be surrendered to us at the closing of this offering.

(2) Consists of 3,000,000 ordinary shares. There are no founder shares or other classes of shares.

(3) Unlike the initial public offerings of many other SPACs, investors in this offering will not receive units, warrants or rights, and no securities issued in connection with this offering, other than the one-time option grants to our three directors not affiliated with Tang Capital described under "Management," are exercisable for or convertible into additional shares.

Sponsor
Number of founder shares	None. Our sponsor will not hold any founder shares, other classes of shares or other securities acquired at a nominal price.
Shares our sponsor has indicated a non-binding intention to purchase in this offering

Our sponsor has indicated to us a non-binding intention to purchase 2,000,000 shares, or 67% of the shares sold in this offering, at the initial public offering price of $25.00 per share, for an aggregate purchase price of $50 million. Our sponsor does not intend to purchase more than 2,000,000 shares. If demand from other investors exceeds the 1,000,000 shares not covered by our sponsor’s indication of interest, our sponsor may agree to purchase fewer shares to accommodate that demand, but it intends to purchase more than 50% of the shares sold in this offering. In deciding how many shares to purchase, our sponsor will consider the level of demand from other investors and the underwriters’ allocations to them, its intention of holding a majority of our outstanding shares, the initial listing requirements of Nasdaq and market conditions at the time of pricing.

Consequences if our sponsor does not purchase the shares covered by its non-binding indication of interest

Our sponsor’s indication of interest is not a binding agreement, commitment or other enforceable obligation to purchase. As described above, our sponsor may determine to purchase fewer shares than it has indicated, and the underwriters may allocate to our sponsor fewer shares than it seeks, including to the extent necessary for our ordinary shares to satisfy the initial listing requirements of Nasdaq. Any shares that our sponsor does not purchase will be offered by the underwriters to other investors on the same terms. This offering is being underwritten on a firm commitment basis and its size is fixed at 3,000,000 ordinary shares. If our sponsor purchases fewer shares than it has indicated: (i) the underwriting commissions we pay would increase because underwriting commissions are payable with respect to shares purchased by investors other than our sponsor; (ii) our sponsor would hold a smaller percentage of our outstanding shares; and (iii) a greater proportion of our shares would be subject to redemption in connection with our initial business combination. See "Risk Factors."

Compensation for services

None. Neither our sponsor nor any of its affiliates or officers will receive any administrative services fee, salaries or other compensation of any kind from us prior to or in connection with our initial business combination. Our management and administrative functions, including preparation of our periodic reports, support for our search for a target merger partner and back-office functions, will be performed by personnel of Tang Capital at no cost to us.

Material interests of our sponsor, officers and directors

Our sponsor is controlled by Kevin Tang, our Chair of the Board and Chief Executive Officer, and each of our officers is affiliated with Tang Capital. Tang Capital will, and our officers may, hold direct or indirect interests in our sponsor consisting of: (i) the ordinary shares our sponsor purchases in this offering at the initial public offering price; (ii) the amounts our sponsor advances on our behalf prior to our initial business combination under the funding agreement, as described below; and (iii) any compensation or securities that our sponsor, officers or directors may receive from the post-initial business combination company. See "Risk Factors" and "Certain Relationships and Related-Party Transactions."

Lock-up and transfer restrictions

We have not issued any founder shares, and, therefore, no lock-up applicable specifically to founder shares applies. Our sponsor will agree in the underwriting agreement described in this prospectus to the transfer restrictions described under "Certain Relationships and Related-Party Transactions—Lock-up and transfer restrictions." Any shares held by our sponsor will also be subject to the restrictions on the use of Rule 144 by shell companies described under "Description of Securities—Securities Eligible for Future Sale."

Funding agreement for the payment of expenses prior to our initial business combination

Pursuant to a funding agreement with our sponsor, our sponsor has agreed to pay expenses on our behalf prior to our initial business combination, and such payments will be treated as advances. Prior to our initial business combination, we will reimburse the sponsor for such advances, in the order incurred and against reasonable documentation, solely from permitted interest withdrawals. If we do not consummate an initial business combination and expenses exceed interest earned, our sponsor will bear the difference and has irrevocably waived any claim for reimbursement of such shortfall. Amounts advanced by our sponsor do not bear interest and are not subject to any fee, premium or other compensation. Such advances do not constitute loans and are not convertible into, exercisable or exchangeable for, or otherwise entitle our sponsor to receive, any of our securities. Following the closing of our initial public offering, payments to our sponsor are subject to review and approval by our audit committee.

Surplus interest

Any interest earned on the trust account that is not used through permitted interest withdrawals to reimburse advances to our sponsor under the funding agreement, which we refer to as surplus interest, will be for the benefit of the holders of the ordinary shares sold in this offering and will be included in the redemption price of those shares. Accordingly, the redemption price will equal $25.00 per share plus each holder’s pro rata share of surplus interest. If our expenses equal or exceed interest earned, there will be no surplus interest, and the redemption price will be $25.00 per share. Because the amount of surplus interest, if any, will depend on the interest actually earned on the trust account and our actual expenses, we can provide no assurance that there will be any surplus interest. See "Risk Factors" and "Certain Relationships and Related-Party Transactions—Funding agreement."

Payments to insiders

There will be no administrative services fee, salaries, finder’s fees, consulting, advisory or success fees, cash payments or other compensation of any kind, including securities issuances, made or paid by us to our sponsor, our officers or their respective affiliates for services rendered to us prior to or in connection with the completion of our initial business combination. Prior to our initial business combination, the only payments to insiders will be: (i) the reimbursement of the amounts our sponsor advances on our behalf under a funding agreement through permitted interest withdrawals; and (ii) for each of our three directors not affiliated with Tang Capital, an annual cash fee of $50,000 plus a one-time grant of a 10-year option to acquire 10,000 ordinary shares at $25.00 per share, which will vest and become exercisable following the completion of our initial business combination, as described below under "Management." No such payment will be made from the proceeds of this offering held in the trust account, other than through permitted interest withdrawals. Our audit committee will review and approve all payments made to insiders. After our initial business combination, members of our management team who remain with us may be paid consulting, management or other compensation from the post-initial business combination company. The sponsor does not reserve the right to be compensated by the post-initial business combination company for services provided prior to or in connection with the initial business combination. See "Effecting Our Initial Business Combination—Conflicts of Interest."

Voting rights

On all matters submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, all holders of ordinary shares vote together as a single class, with each share entitling the holder to one vote. If our sponsor purchases the shares covered by its non-binding indication of interest, it would: (i) hold 67% of our issued and outstanding ordinary shares; (ii) alone satisfy the quorum requirement under our articles; and (iii) control the outcome of every ordinary resolution (which requires a majority of the votes cast) and every special resolution (which requires at least two-thirds of the votes cast) submitted to our shareholders, in each case regardless of how our other shareholders vote.

Proceeds to be held in trust account

Nasdaq rules provide that at least 90% of the gross proceeds from this offering be deposited in a trust account. An amount equal to 100% of the gross proceeds of this offering ($75 million, or $25.00 per share) will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

The proceeds held in the trust account will be held as cash in an interest-bearing account at a U.S. chartered commercial bank, invested in U.S. government treasury obligations with a maturity of 185 days or less, or invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as described in this prospectus. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination how the proceeds in the trust account are then held.

Our articles will provide that the proceeds from this offering held in the trust account, including any surplus interest, will not be released from the trust account: (i) to us, until the completion of our initial business combination; or (ii) to our shareholders, until the earliest of (a) the completion of our initial business combination, and then only in connection with those ordinary shares that such shareholders properly elected to redeem, (b) the redemption of our shares in connection with certain amendments to our articles as described below, and (c) the redemption of our shares if we have not consummated our initial business combination within the completion window, subject to applicable law.

Investment Company Act considerations

The funds held in the trust account may be held as cash in an interest-bearing or non-interest-bearing account at a U.S. chartered commercial bank, invested in U.S. government treasury obligations with a maturity of 185 days or less, or invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. The holding of trust assets in these forms is intended to be temporary and for the sole purpose of facilitating our initial business combination.

To mitigate the risk that we might be deemed to be an unregistered investment company for purposes of the Investment Company Act, we may at any time, if necessary, instruct the trustee to liquidate any securities held in the trust account and thereafter to hold all funds in the trust account in cash in a non-interest-bearing account. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination how the proceeds in the trust account are then held. See "Risk Factors."

Potential additional financings

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account (including by reason of redemptions of shares) or because the terms of the transaction otherwise so require, in which case we may issue additional securities or incur debt. There are no prohibitions on our ability to raise funds privately, including pursuant to any specified financing methods, or through loans, in connection with our initial business combination, and we may effect a private placement of equity or equity-linked securities (commonly referred to as a "PIPE" transaction) or debt financing concurrently with our initial business combination. Any such issuance of additional ordinary shares or equity-linked securities would dilute our shareholders who do not participate, including shareholders who do not redeem. Other than as described in this prospectus, we have no current commitments from our sponsor or any other person to provide any such additional financing, and our sponsor has not indicated any intention to purchase additional securities in connection with our initial business combination.

Conditions to completing our initial business combination

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the amount of any deferred underwriting commissions held in trust and taxes payable on the interest earned on the trust account) at the time we sign a definitive merger agreement.

We will complete our initial business combination only if the post-initial business combination company in which our shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-initial business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the completion of our initial business combination may collectively own a minority equity interest in the post-initial business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-initial business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of seeking shareholder approval.

Redemption rights for shareholders upon completion of our initial business combination

We will provide our shareholders, including our sponsor to the extent it holds ordinary shares, with the opportunity to redeem for cash all or a portion of their ordinary shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest, upon the completion of our initial business combination. If expenses exceed interest earned, the redemption price will be $25.00 per share.

Redemption rights in connection with amendments to our articles

Our articles will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. Specifically, our articles will provide, among other things, that, in the case of any of the following, we will provide holders of our ordinary shares with the opportunity to redeem for cash all or a portion of their ordinary shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest:

•
if we adversely modify any provision relating to the rights of holders of our ordinary shares, including, but not limited to, the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed;
•
if, prior to our initial business combination, we issue any new securities to our sponsor or any other party, other than the one-time option grants to our three directors not affiliated with Tang Capital described under "Management";
•
if, prior to our initial business combination, we pay any compensation to our sponsor or any of our officers or employees;
•
if our initial business combination target(s) does not have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account); and
•
if we have not consummated an initial business combination within the completion window.

Manner of conducting redemptions

We will provide our shareholders with the opportunity to redeem for cash all or a portion of their shares upon the completion of our initial business combination in connection with a general meeting called to approve the business combination. We will hold a shareholder vote at a general meeting to approve our initial business combination, and we will: (i) conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which regulates the solicitation of proxies; and (ii) file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the votes cast by the shareholders who attend and vote at a general meeting of the company. If our sponsor purchases the shares covered by its non-binding indication of interest, it would hold 67% of our issued and outstanding ordinary shares; in that circumstance, no shares held by any other shareholder would need to be voted in favor of our initial business combination for it to be approved, our sponsor alone would satisfy the quorum requirement under our articles, and our initial business combination could be approved even if every other shareholder voted against it or did not vote at all. More generally, if our sponsor holds, and votes in favor, more than 50% of the shares that are voted at the general meeting, our initial business combination will be approved regardless of how our other shareholders vote. Each shareholder, including our sponsor with respect to any shares it holds, may elect to redeem its shares irrespective of whether it votes for or against the proposed transaction or votes at all. Our articles will require that at least five clear calendar days’ notice be given of any such general meeting.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, the funds held in the trust account will be released in the following order of priority: (i) to pay $25.00 per share, plus surplus interest, to shareholders who properly exercise their redemption rights—if expenses exceed interest earned, the redemption price will be $25.00 per share; (ii) to pay the deferred underwriting commissions; and (iii) the balance to us, to be used to pay all or a portion of the consideration payable to the target or the owners of the target, to pay our expenses, and for working capital and general corporate purposes of the post-initial business combination company.

Redemption of shares and distribution and liquidation if no initial business combination

If we do not consummate an initial business combination within the 24-month completion window, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem for cash 100% of the shares at the original offering price of $25.00 per share, plus surplus interest; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. If expenses exceed interest earned, the sponsor will cover the excess, and the redemption price will be $25.00 per share. The completion window is fixed and will not be extended.

Audit committee

We will establish and maintain an audit committee, which will be composed entirely of independent directors as and when required by the rules of Nasdaq and Rule 10A-3 of the Exchange Act. Among its responsibilities, the audit committee will review and approve all payments to insiders, and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. See "Management—Committees of the Board of Directors."

Conflicts of interest

Material conflicts may arise because: (i) our initial business combination may be with an entity that is controlled by, affiliated with or otherwise related to Tang Capital, Tang Capital Acquisition Holdings, LLC (our sponsor), our officers or our directors, including an entity in which Tang Capital or investment vehicles managed by it hold equity, debt or other interests, and, if our sponsor and its affiliates control a majority of our outstanding shares, they would control the outcome of a shareholder vote on any such transaction; (ii) members of our management team and Tang Capital manage and invest in other companies and investment vehicles in the biopharmaceutical industry and are not required to commit any specified amount of time to our affairs; and (iii) each of our officers and directors may have fiduciary, contractual or other duties to certain of those other entities, and they may pursue acquisition and investment opportunities through those entities. In the event we seek to complete a business combination with such an affiliated company, such transaction would require the approval of a majority of our independent directors.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business or financial condition.

If we complete an initial business combination and you do not elect to redeem at the time of such initial business combination, then you could lose part or all of your investment.

We are a newly formed company with no operating history and no revenues, and our sole business strategy is to seek a business combination with a private company. If we complete an initial business combination and you do not elect to redeem at the time of such initial business combination, then you could lose part or all of your investment for a variety of reasons, including, but not limited to: (i) market volatility; (ii) a change in market sentiment for the industry in which the target merger partner participates; (iii) setbacks in the target merger partner’s business; or (iv) the ultimate failure of the target merger partner’s business.

Past performance by Tang Capital, our management team or their respective affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, acquisition activities of, or businesses associated with, Tang Capital, our management team or their respective affiliates is presented for informational purposes only. Past performance of Tang Capital, our management team or their affiliates, including with respect to investments in the biopharmaceutical industry, is not a guarantee of success with respect to any business combination we may consummate, and may not be indicative of future performance of an investment in us or in the post-initial business combination company. You should not rely on the historical record of Tang Capital, our management team or their affiliates as indicative of our future performance.

Because we may complete our initial business combination with a single target, our results after the business combination will be solely dependent on a single business, which may have a limited number of products, programs or services, and we will lack diversification.

We expect to complete our initial business combination with a single target business, particularly given the size of our trust account relative to typical biopharmaceutical company valuations. Our lack of diversification may subject us to numerous economic, competitive and regulatory risks specific to a single company, and, in the case of a development-stage biopharmaceutical target, potentially to the outcome of a small number of scientific programs or a single clinical asset. The prospects for our success may depend entirely on the future performance of that one business, and we will not have the resources to offset losses in that business against gains in others. Therefore, if you do not elect to redeem at the time of the initial business combination, then you could lose part or all of your investment.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable or valuable as we suspected, if at all.

In pursuing our business combination strategy, we will likely seek to effectuate our initial business combination with a privately held company, particularly a development-stage biopharmaceutical company. Very little public information generally exists about private companies, and we will be required to make our decision on the basis of information provided to us by the target, its owners and our diligence, which may be incomplete. Development-stage biopharmaceutical companies present particular informational challenges, including preliminary or unaudited data, uncertain regulatory pathways and scientific results that may not be reproducible. We may not be able to obtain adequate information to evaluate the target fully, and the post-initial business combination company may not perform as expected. Even extensive due diligence may not surface all material issues, and write-downs, impairments, restatements or other charges may result after the business combination, for which shareholders are unlikely to have a remedy. Therefore, if you do not elect to redeem at the time of the initial business combination, then you could lose part or all of your investment.

We are dependent upon our officers and directors, and their loss could adversely affect our ability to operate and to consummate our initial business combination.

Our operations are dependent upon a small group of individuals. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our officers or directors. The unexpected loss of the services of one or more of our officers or directors could have a detrimental effect on us, and we may not be able to identify a suitable replacement within the completion window. In addition, because the management and administrative functions of the company, including preparation of our periodic reports, support for our search for a target merger partner and back-office functions, will be performed by personnel of Tang Capital at no cost to us, we are wholly dependent on their continued willingness to provide those services.

The officers and directors of a target business may resign upon completion of our initial business combination, and the loss of their services could negatively impact the operations and profitability of our post-initial business combination business.

The role of a target’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of a target’s management team will remain associated with the target following the business combination, it is possible that some members of the management team will not wish to remain in place, and their departure could deprive the post-initial business combination company of institutional knowledge, scientific expertise and important relationships.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

Although we expect to focus on targets in the biopharmaceutical industry, which are frequently headquartered in the United States, we may pursue a target with operations or opportunities outside of the United States, including companies conducting clinical development, manufacturing or commercialization abroad. In such event, we would be subject to risks associated with cross-border business, including: rules and regulations regarding currency redemption; complex corporate withholding taxes on individuals and entities; laws governing the manner in which future business combinations may be effected; exchange listing and delisting requirements; tariffs and trade barriers; regulations related to customs and import/export matters; local or regional economic policies and political conditions; unexpected changes in regulatory requirements; challenges in managing and staffing international operations; longer payment cycles and challenges in collecting accounts receivable; currency fluctuations and exchange controls; rates of inflation; cultural and language differences; employment regulations; underdeveloped or unpredictable legal or regulatory systems; corruption; protection of intellectual property; social unrest, crime, strikes, riots and civil disturbances; regime changes and political upheaval; terrorist attacks, natural disasters and wars; and deterioration of political relations with the United States. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our business, financial condition and results of operations.

We may incur substantial debt to complete our initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in, or to, the monies held in the trust account. The incurrence of debt could have a variety of negative effects on the post-initial business combination company, including default and foreclosure on our assets if our operating revenues are insufficient to repay the debt, acceleration of obligations, covenants that limit our ability to pay dividends or obtain additional financing, and increased vulnerability to adverse changes in economic and industry conditions.

Our initial business combination may be with a target that is controlled by, affiliated with or otherwise related to Tang Capital, Tang Capital Acquisition Holdings, LLC (our sponsor), our officers or our directors, which may present conflicts of interest; the procedural protections we have adopted do not eliminate those conflicts, and the shareholder vote on any such transaction may be controlled by our sponsor itself.

Our initial business combination may be with an entity that is controlled by, affiliated with or otherwise related to Tang Capital, Tang Capital Acquisition Holdings, LLC (our sponsor), our officers or our directors; any such transaction may present conflicts of interest and, if our sponsor and its affiliates then hold a majority of our outstanding ordinary shares, could be approved by our sponsor and its affiliates without the vote of any other shareholder. Members of our management team and Tang Capital manage and invest in other companies and investment vehicles in the biopharmaceutical industry and are not required to commit any specified amount of time to our affairs. Each of our officers and directors may have fiduciary, contractual or other duties to certain of those other entities, and they may pursue acquisition and investment opportunities through those entities. In the event we seek to complete a business combination with such an affiliated company, such transaction would require the approval of a majority of our independent directors. Notwithstanding this procedural protection, the affiliation may influence the selection of the target, the terms and structure of the transaction and the timing of its announcement and potential conflicts of interest may continue to exist throughout the negotiation and completion of the transaction. In addition, if our sponsor and its affiliates hold a majority of our outstanding ordinary shares at the time, any shareholder vote on the transaction would be controlled by the very persons affiliated with the target, and the approval of our initial business combination would not reflect the judgment of our unaffiliated shareholders. In that circumstance, your redemption rights would be your only meaningful protection, and the terms of the business combination may not be as advantageous to our shareholders as they would be absent the conflicts of interest.

If our sponsor purchases the shares covered by its non-binding indication of interest, our initial business combination and every other matter submitted to our shareholders will be approved or rejected as our sponsor determines, regardless of how our other shareholders vote.

Unlike substantially all other SPACs, our sponsor will not hold founder shares. Our sponsor has indicated to us a non-binding intention to purchase 2,000,000 shares, or 67% of the shares sold in this offering, at the initial public offering price of $25.00 per share, on the same terms as other investors in this offering, for an aggregate purchase price of $50 million. If our sponsor purchases 67% of the shares sold in this offering, because approval of our initial business combination requires only an ordinary resolution (a majority of the votes cast), our initial business combination could be approved without the affirmative vote of any other shareholder, even if every other shareholder voted against it or abstained; our sponsor alone would satisfy the quorum requirement under our articles; and the same would be true of any special resolution (at least two-thirds of the votes cast). Your vote would not influence the outcome of any matter submitted to our shareholders, and the only decision with economic effect that would remain in your hands would be whether to exercise your redemption rights.

If our sponsor purchases the shares covered by its non-binding indication of interest, we will be controlled by our sponsor, whose interests may conflict with yours, and you will have no effective ability to influence corporate decisions.

On all matters submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, all holders of ordinary shares vote together as a single class, with each share entitling the holder to one vote. If our sponsor purchases the shares covered by its non-binding indication of interest: (i) it would hold 67% of our issued and outstanding ordinary shares, satisfy the quorum requirement under our articles, and control the outcome of every ordinary resolution (which requires a majority of the votes cast) and every special resolution (which requires at least two-thirds of the votes cast) submitted to our shareholders, in each case regardless of how our other shareholders vote; and (ii) we would also be a "controlled company" within the meaning of Nasdaq Rule 5615(c). A controlled company is exempt from the Nasdaq requirements that a majority of its board of directors consist of independent directors, that director nominations be made or recommended by independent directors, and that executive compensation determinations be made or recommended by independent directors. We would be entitled to rely on these exemptions at any time and could do so without shareholder approval. The interests of our sponsor and its affiliates, including their economic interests in other Tang Capital vehicles and any interest they may have in a business combination with an affiliated target, may conflict with the interests of our other shareholders, and their voting control means that such conflicts cannot be resolved by shareholder vote. Your redemption rights, in the circumstances in which they are available under our articles, would be your principal protection.

We must complete one or more initial business combinations with an aggregate fair market value of at least 80% of the net assets held in the trust account, which may limit the targets available to us.

Nasdaq rules require that our initial business combination occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the amount of any deferred underwriting commissions held in trust and taxes payable on the interest earned on the trust account) at the time of our signing a definitive merger agreement. The 80% test may limit the size and type of businesses we can acquire, may require us to combine with multiple targets simultaneously, and, if we effect the business combination with leverage or additional financings, the valuation determinations involved may be complex and subject to challenge.

Our sponsor’s indication of interest is not binding, and, if our sponsor does not purchase the shares covered by such indication, those shares will be offered to other investors, and several of the structural advantages described in this prospectus would not be realized.

Our sponsor has indicated to us a non-binding intention to purchase 2,000,000 shares, or 67% of the shares sold in this offering. That indication of interest is not a binding agreement, commitment or other enforceable obligation to purchase. Our sponsor does not intend to purchase more than 2,000,000 shares. If demand from other investors exceeds the 1,000,000 shares not covered by our sponsor's indication of interest, our sponsor may agree to purchase fewer shares to accommodate that demand, but it intends to purchase more than 50% of the shares sold in this offering. In deciding how many shares to purchase, our sponsor will consider the level of demand from other investors and the underwriters' allocations to them, its intention of holding a majority of our outstanding shares, the initial listing requirements of Nasdaq and market conditions at the time of pricing. Any shares that our sponsor does not purchase will be offered by the underwriters to other investors on the same terms. Because this offering is being underwritten on a firm commitment basis and its size is fixed at 3,000,000 ordinary shares, if the underwriters are unable to place those shares with other investors this offering may not be completed. If our sponsor purchases fewer shares than it has indicated: (i) the underwriting commissions we pay would increase because underwriting commissions are payable with respect to shares purchased by investors other than our sponsor; (ii) our sponsor would hold a smaller percentage of our outstanding shares; and (iii) a greater proportion of our shares would be subject to redemption, which could make our financial condition less attractive to targets and could require us to seek additional financing. Several of the advantages we describe in this prospectus—including our expectation that, if our sponsor purchases the shares covered by its non-binding indication of interest, shareholder approval of a transaction approved by our board would be assured and that the proportion of shares at risk of redemption would be smaller than in the case of a conventional SPAC—depend on our sponsor purchasing the shares covered by its non-binding indication of interest and would not be realized if it did not.

Nasdaq may not list our ordinary shares, or may delist them, which could limit your ability to trade our shares and subject us to additional trading restrictions.

We intend to apply to have our ordinary shares listed on Nasdaq. We cannot assure you that our shares will be approved for listing, and such approval is a condition to the underwriters’ obligation to close this offering. Even if approved, we must continue to satisfy Nasdaq’s continued listing requirements, including requirements relating to the number of round lot holders, the number of publicly held shares, the market value of publicly held shares and the minimum bid price. If our sponsor purchases the shares covered by its non-binding indication of interest, only 1,000,000 of our shares would be held by holders unaffiliated with our sponsor, which reduces our public float and may make these requirements more difficult to satisfy. In addition, Nasdaq Rule IM-5101-2 requires that we complete one or more business combinations having an aggregate fair market value of at least 80% of the net assets held in the trust account within 36 months of the effectiveness of the registration statement of which this prospectus forms a part, or such shorter period that the company specifies in its registration statement; if we do not, Nasdaq will commence delisting proceedings. Nasdaq will also apply its initial listing standards to the post-initial business combination company in connection with our initial business combination, and the combined company may be unable to satisfy them, which could prevent us from completing an otherwise attractive transaction. If our shares were delisted, we could face a limited and less liquid trading market, reduced news and analyst coverage, a decreased ability to issue additional securities or obtain additional financing, and the application of the "penny stock" rules, and our shares would no longer be "covered securities" for purposes of the Securities Act, so that we would be subject to regulation in each state in which we offer our securities.

Neither our sponsor nor any member of our management team has previously sponsored a SPAC, and our np-SPACTM structure has no precedent.

Neither our sponsor nor any of its principals or any member of our management team has previously sponsored a SPAC or completed a business combination with a SPAC. In addition, we believe that we are the first np-SPAC, as described on the cover of this prospectus, and our structure has no precedent. We can provide no assurance that targets, their shareholders, financial advisers, underwriters or investors will value our unique structure as we anticipate, that our structure will attract the targets we seek, or that market participants will price or trade our shares as we expect.

Our np-SPAC structure differs from that of conventional SPACs in ways that eliminate certain features that investors in conventional SPACs receive, and you should not assume that our structure is more favorable to you in every respect.

You will not receive warrants or rights, and we are not offering units, so you will hold no security that could appreciate independently of our ordinary shares. We have not granted the underwriters an over-allotment option; therefore, the underwriters’ ability to price-stabilize immediately after the offering is limited. Because we must complete our initial business combination within a fixed 24-month completion window that cannot be extended, there will be no extension payment or "overfunding" contribution to the trust account of the kind made by sponsors of many conventional SPACs.

Our officers and directors, and Tang Capital, are not required to present investment or acquisition opportunities within our stated focus to us, and competition from vehicles they manage could reduce the opportunities available to us.

Tang Capital manages investment funds and accounts, and may in the future form additional funds, accounts or acquisition vehicles, that invest in or acquire life sciences and biotechnology companies, including companies of the kind we intend to evaluate. Those vehicles may have investment objectives that overlap with ours, may have substantially greater capital, and may be able to move more quickly than we can given our public company process requirements. Neither Tang Capital nor our officers and directors are obligated to present any particular opportunity to us, and the pursuit by Tang Capital vehicles of opportunities we would otherwise have pursued could extend our search, reduce the quality of targets available to us, or prevent us from completing our initial business combination.

Our officers and directors will not be liable to us for a breach of contract or breach of duty except in limited circumstances, and we may waive significant claims.

Our articles will provide that, to the maximum extent permitted by Cayman Islands law, our officers and directors will generally not be personally liable to us, and we will indemnify them as described in this prospectus. In addition, we have waived, or will waive, claims against various persons, including the underwriters, and we may agree to waivers, exculpations and indemnities in agreements with targets and financing sources. These provisions may limit the remedies available to us and to our shareholders, and may permit our officers, directors and counterparties to take or omit actions without financial consequence to them.

We may be a passive foreign investment company, or "PFIC," which could, in certain circumstances, result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC (as defined in the section entitled "Taxation") for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section entitled "Taxation") of our ordinary shares, the U.S. Holder, if certain tax elections are not made, may be subject to adverse U.S. federal income tax consequences, including an interest-charge regime on certain distributions and gains. In addition, the U.S. Holder may be subject to additional reporting requirements. Because we are an np-SPAC whose only income prior to a business combination is expected to be interest on the trust account, we would likely be a PFIC for our current taxable year unless a start-up exception applies. The start-up exception applies only if, among other things, we are not a PFIC in either of the two years following our start-up year, which will depend on the timing and nature of our initial business combination, and its availability therefore cannot be assured. Certain elections, including a qualified electing fund election (which depends on our providing certain information) and a mark-to-market election, may mitigate the consequences of PFIC status but have their own conditions and limitations. If we determine we are a PFIC for any taxable year, upon written request by a U.S. Holder, we will endeavor to provide to such U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable such U.S. Holder to make and maintain a "qualified electing fund," or QEF, election with respect to its ordinary shares, but there is no assurance that we will timely provide such required information. The PFIC rules are complex, and investors should consult their tax advisors. See "Taxation."

Adverse developments affecting the financial services industry could adversely affect our liquidity, our business and our search for an initial business combination.

Our working capital will be held in one or more operating accounts, and the trust account may be held in whole or in part in interest-bearing accounts, at U.S. financial institutions, in amounts that will exceed federal deposit insurance limits. Events involving limited liquidity, defaults, non-performance, failures or other adverse developments affecting financial institutions, or concerns about such events, such as the bank failures that occurred in 2023, could result in a loss of, or restricted access to, our funds, could delay redemptions or other payments from the trust account, and could adversely affect targets, financing sources and counterparties, any of which could materially and adversely affect our ability to complete an initial business combination and the value of our securities.

If we are deemed to be an investment company for purposes of the Investment Company Act, we would be subject to burdensome compliance requirements and our activities would be restricted, which may make it difficult for us to complete our initial business combination.

The funds held in the trust account may be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations, or may be held as cash in an interest-bearing or non-interest-bearing account. The longer that funds held in the trust account are invested in securities of that kind, and the longer the period before we complete an initial business combination, the greater the risk that we may be considered an unregistered investment company required to register under the Investment Company Act. In March 2022, the SEC proposed a safe harbor for SPACs conditioned in part on completing a business combination within 18 months of the initial public offering; that safe harbor was not adopted in the SPAC rules the SEC adopted in January 2024, and there is accordingly no safe harbor on which we can rely. If we were deemed to be an investment company, we would be subject to registration and to restrictions on the nature of our investments and our issuance of securities, and would be subject to additional regulatory burdens and expense for which we have not allotted funds. We may also be required to abandon our efforts to complete an initial business combination and instead to liquidate. To mitigate the risk that we might be deemed to be an unregistered investment company for purposes of the Investment Company Act, we may at any time, if necessary, instruct the trustee to liquidate any securities held in the trust account and thereafter to hold all funds in the trust account in cash in a non-interest-bearing account.

We may be subject to review by the Committee on Foreign Investment in the United States, which could limit the pool of targets available to us or delay or prevent our initial business combination.

We are a Cayman Islands exempted company and our sponsor is a Cayman Islands limited liability company. Although our sponsor is controlled by Kevin Tang, a U.S. person, and we do not currently believe we are a "foreign person" for purposes of the Defense Production Act of 1950, as amended, including the Foreign Investment Risk Review Modernization Act of 2018, and the regulations administered by the Committee on Foreign Investment in the United States, or CFIUS, that analysis depends on facts that may change, including the identity and ownership of our shareholders and of any co-investors in an initial business combination. If we were considered a foreign person, or if foreign persons were to hold substantial interests in us, our initial business combination with a U.S. business could be subject to CFIUS review, and in certain circumstances to a mandatory filing—particularly if the target is engaged in a business involving critical technologies (which can include certain biotechnologies), critical infrastructure, or sensitive personal data of U.S. citizens. Genomic, clinical and other health data of the kind held by biopharmaceutical companies may constitute sensitive personal data. CFIUS review could limit the pool of targets available to us, delay or impose conditions on our initial business combination, require us to divest all or a portion of a target after closing, or result in a proposed transaction being prohibited. Because we must complete our initial business combination within a fixed 24-month completion window that cannot be extended, the time required for any such review could prevent us from completing an initial business combination at all, in which case we would redeem the shares and liquidate as described in this prospectus.

The underwriters’ deferred compensation is payable only if we complete an initial business combination, which creates financial incentives for the underwriters that may cause conflicts of interest, including if we engage the underwriters or their affiliates for additional services.

The underwriters are entitled to deferred underwriting commissions equal to 3% of the gross proceeds of this offering with respect to the 1,000,000 shares assumed to be sold to investors other than our sponsor that are payable from the trust account only if we complete an initial business combination. We may also engage one or more of the underwriters or their affiliates to provide additional services to us after this offering, including in connection with identifying, financing or advising on a potential initial business combination, for which they may earn additional fees. The underwriters’ financial interests in the consummation of any business combination within the completion window may create an incentive for them to provide advice, analyses or services that favor completing a transaction, and their interests may conflict with the interests of shareholders deciding whether to approve a transaction or to redeem.

There is currently no market for our ordinary shares, and an active trading market may never develop or be sustained.

Prior to this offering, there has been no public market for our ordinary shares. Although we intend to apply to list the shares on Nasdaq, an active trading market may never develop or, if developed, may not be sustained, particularly because, unlike blank check companies that sell units that later separate into multiple securities, we will have a single listed security whose float will be reduced by any purchases by our sponsor and its affiliates and by redemptions. Investors may be unable to sell their shares at or above the redemption value per share of $25.00, plus each holder's pro rata share of surplus interest, or at all.

If our sponsor and its affiliates purchase a substantial portion of this offering, the public float of our ordinary shares will be small, which may impair the liquidity, and increase the volatility, of the trading market for our shares.

If our sponsor and its affiliates purchase 67% of the shares sold in this offering, only 1,000,000 of our ordinary shares, with an aggregate market value of $25.0 million at the offering price, would be held by shareholders unaffiliated with our sponsor. A public float of that size would be small for a Nasdaq-listed company: trading volumes would likely be low; individual trades of modest size could move the market price significantly, and the trading price could be volatile and could diverge, in either direction, from the redemption value per share of $25.00, plus each holder's pro rata share of surplus interest; the spread between bid and ask prices may be wide; institutional investors with minimum liquidity or float requirements may be unwilling to purchase or hold our shares; and our shares would be unlikely to qualify for inclusion in stock indices. Holders of large positions may be unable to exit them in the market at prevailing prices, and redemption rights are available only in the circumstances specified in this prospectus. These effects would persist for as long as our sponsor and its affiliates hold their shares and would be compounded by any redemptions.

We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to us may make our securities less attractive to investors.

We are an "emerging growth company" within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of golden parachute payments. In addition, we have elected to use the extended transition period for complying with new or revised financial accounting standards provided by the JOBS Act, which may make comparison of our financial statements with those of other public companies difficult. We could remain an emerging growth company for up to five years following this offering, subject to earlier loss of status under the JOBS Act. If some investors find our securities less attractive as a result of our reliance on these exemptions, there may be a less active trading market for our securities and their prices may be more volatile. We are also a "smaller reporting company" and may rely on scaled disclosure accommodations, including presenting two years of audited financial statements, for so long as we qualify.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances, and you may need to wait until the end of the completion window to receive funds from the trust account.

Our shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem; (ii) the redemption of the shares if we do not consummate an initial business combination within the completion window; and (iii) the redemption of shares in connection with certain amendments to our articles as described under "Our Amended and Restated Memorandum and Articles of Association, Including Investor Protections Therein," subject to applicable law and as further described herein. In no other circumstance will a shareholder have any right or interest of any kind in the trust account. Holders may be forced to sell their shares in the open market, potentially at a loss, if they require liquidity before one of these events occurs.

A target business may not have adequate internal controls or public company financial reporting capability, and the post-initial business combination company may incur significant costs or fail to establish them.

A privately held target, particularly a development-stage company, may not have in place the internal control over financial reporting, disclosure controls, accounting personnel or governance infrastructure required of a U.S. public company, and its financial statements must be audited in accordance with PCAOB standards to be usable in our SEC filings, which some otherwise attractive targets may be unable or unwilling to accomplish within our timeline. Following our initial business combination, the post-initial business combination company may be required to expend significant resources to establish such controls and capabilities, may identify material weaknesses, and may be unable to remediate them in a timely manner, any of which could result in restatements, regulatory scrutiny, loss of investor confidence and a decline in the trading price of the post-initial business combination company’s securities.

The SEC rules adopted in 2024 relating to SPACs have increased, and may further increase, our costs, the time needed to complete our initial business combination and the potential for liability, and may make de-SPAC transactions more difficult to complete.

In January 2024, the SEC adopted final rules relating to SPACs that became effective on July 1, 2024, including new Subpart 1600 of Regulation S-K. Among other things, the rules require enhanced disclosure at the de-SPAC stage regarding the background of and reasons for the transaction, any board determination regarding the advisability or fairness of the transaction, and any outside reports or opinions; require the target company in a de-SPAC transaction to be a co-registrant on the registration statement, subjecting it to Securities Act liability for the disclosure; align the treatment of projections and forward-looking statements in de-SPAC filings more closely with conventional initial public offerings, including the unavailability of the safe harbor of the Private Securities Litigation Reform Act of 1995; and require redetermination of smaller reporting company status following the de-SPAC transaction. The rules have increased the costs, complexity and timeline of de-SPAC transactions, may reduce the willingness of financial institutions, advisers and targets to participate in them, and increase the potential for liability of participants. Compliance with the rules will increase the time and cost required to negotiate and complete our initial business combination and could make it more difficult to complete within the completion window. In addition, the SEC or its staff may issue further rules, guidance or interpretive positions relating to SPACs, and any such developments could further constrain our activities or the market for de-SPAC transactions.

If we do not consummate an initial business combination within the completion window, we will cease all operations except for the purpose of winding up, redeem the shares at $25.00 per share, plus each holder's pro rata share of surplus interest, and liquidate.

Our articles will require us to consummate an initial business combination within 24 months of the effectiveness of the registration statement, or such earlier liquidation date as our board of directors may approve. We may not complete an initial business combination within the completion window because, among other reasons, we may be unable to identify a suitable target, agree on acceptable terms, complete required due diligence, obtain necessary financing, or satisfy other closing conditions. If we do not consummate an initial business combination within 24 months of the effectiveness of the registration statement of which this prospectus forms a part, or by such earlier liquidation date as our board of directors may approve, we will redeem for cash 100% of the shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest. If expenses exceed interest earned, the sponsor will cover the excess, and the redemption price will be $25.00 per share. The completion window is fixed and will not be extended.

In the case of a redemption, there may be no surplus interest, in which case the redemption price for your shares will be $25.00 per share and you will receive no return on your investment for the period during which your funds are held in the trust account.

Any interest earned on the trust account that is not used through permitted interest withdrawals to reimburse advances to our sponsor under the funding agreement, which we refer to as surplus interest, will be for the benefit of the holders of the ordinary shares sold in this offering and will be included in the redemption price of those shares. Accordingly, in the case of a redemption, the redemption price will equal $25.00 per share plus each holder’s pro rata share of surplus interest. If our expenses equal or exceed interest earned on the trust account, there will be no surplus interest, and the redemption price will be $25.00 per share. Because the amount of surplus interest, if any, will depend on the interest actually earned on the trust account and the amount of our expenses, we can provide no assurance that there will be any surplus interest. The interest actually earned will depend on prevailing interest rates, the length of time before our initial business combination and the form in which the trust assets are held, including whether the funds are held in a non-interest-bearing account, which we may instruct the trustee to use at any time, if necessary, to mitigate the risk of being deemed an unregistered investment company for purposes of the Investment Company Act.

The funds held in the trust account may not be protected against third-party or creditor claims.

The proceeds held in the trust account could be subject to the claims of our creditors, which would have priority over the claims of our shareholders. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements waiving any right, title, interest or claim of any kind in or to monies held in the trust account, we cannot assure you that they will execute such agreements or that any such waiver would be enforceable, and certain parties, including our independent registered public accounting firm, will not execute them. Our sponsor has agreed to be liable to us in the circumstances described under "Effecting Our Initial Business Combination—Sponsor Indemnification of the Trust Account," but that obligation is unsecured, is subject to significant exceptions, has not been reserved against, and we have not verified our sponsor’s ability to satisfy it; our board of directors may also determine not to enforce it. In addition, under Cayman Islands law our winding up requires that we provide for the claims of creditors, and if we were unable to pay our debts as they fall due a liquidator could seek to recover amounts distributed to shareholders.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a "going concern."

As of August 17, 2026, we had no cash and a net working capital deficit of $(113,752). We have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. These conditions raise substantial doubt about our ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through our initial public offering. There is no assurance that our plans to raise capital or to consummate an initial business combination will be successful within the completion window. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, and therefore are, or may be deemed to be, "forward-looking statements." These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "seeks," "projects," "intends," "plans," "may," "will" or "should" or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our ability to select and complete an initial business combination, our potential ability to obtain additional financing, the performance of a prospective target business or the post-initial business combination company, and our officers’ and directors’ allocation of time and potential conflicts of interest.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as added by the Private Securities Litigation Reform Act of 1995, do not apply to statements made in this prospectus, because this prospectus is part of a registration statement relating to our initial public offering, and such statements are excluded from the safe harbor by Section 27A(b) of the Securities Act and Section 21E(b) of the Exchange Act. Moreover, the safe harbor will not apply to forward-looking statements we make for so long as we are within the exclusion in those sections for blank check companies, including statements made in connection with our initial business combination. Accordingly, investors should not place undue reliance on any forward-looking statements, which speak only as of the date made.

USE OF PROCEEDS

We are offering 3,000,000 ordinary shares at a public offering price of $25.00 per share. Substantially all of the net proceeds of this offering are intended to be applied toward consummating our initial business combination. An amount equal to 100% of the $75 million in gross proceeds of this offering will be deposited in the trust account.

Pursuant to a funding agreement with our sponsor, our sponsor has agreed to pay expenses on our behalf prior to our initial business combination, and such payments will be treated as advances. Prior to our initial business combination, we will reimburse the sponsor for such advances, in the order incurred and against reasonable documentation, solely from permitted interest withdrawals. If we do not consummate an initial business combination and expenses exceed interest earned, our sponsor will bear the difference and has irrevocably waived any claim for reimbursement of such shortfall. Amounts advanced by our sponsor do not bear interest and are not subject to any fee, premium or other compensation. Such advances do not constitute loans and are not convertible into, exercisable or exchangeable for, or otherwise entitle our sponsor to receive, any of our securities. Following the closing of our initial public offering, payments to our sponsor are subject to review and approval by our audit committee.

Our estimated expenses are set forth in the following table:

Amount
Estimated offering expenses:
Legal fees and expenses	$400,000
Underwriting commissions payable at closing(1)	250,000
Nasdaq listing and filing fees	80,000
Accounting fees and expenses	50,000
Printing and engraving expenses	50,000
SEC and FINRA fees	22,108
Other	97,892
Total estimated offering expenses	$950,000

Estimated operating expenses:(2)
Legal and other expenses in connection with any business combination	$600,000
Independent board member annual cash fees	300,000
Independent auditor fees (annual audits and quarterly reviews)	210,000
Nasdaq annual listing fees	170,000
Accounting, financial printer and EDGAR/iXBRL agent fees related to regulatory reporting obligations	120,000
Other	75,000
Total estimated operating expenses	$1,475,000

(1) Equal to 1% of the gross proceeds of this offering with respect to the 1,000,000 shares assumed to be sold to investors other than our sponsor, and excludes deferred underwriting commissions, which will be payable to the underwriters only upon consummation of our initial business combination, as described in the section entitled "Underwriting." If we do not complete our initial business combination within the completion window, the deferred underwriting commissions will be forfeited by the underwriters.

(2) Represent expenses expected to be incurred from the effectiveness of the registration statement through the end of the 24-month completion window. These are estimates only, and our actual expenditures for some or all of these items may differ from the estimates set forth herein.

We will maintain no standing working-capital budget beyond the items above: the management and administrative functions of the company, including preparation of our periodic reports, support for our search for a target merger partner and back-office functions, will be performed by personnel of Tang Capital at no cost to us, and no administrative services fee, salaries or other compensation of any kind will be paid by us to our sponsor, our officers or any of their respective affiliates.

Any interest earned on the trust account that is not used through permitted interest withdrawals to reimburse advances to our sponsor under the funding agreement, which we refer to as surplus interest, will be for the benefit of the holders of the ordinary shares sold in this offering and will be included in the redemption price of those shares. Accordingly, the redemption price will equal $25.00 per share plus each holder’s pro rata share of surplus interest. If our expenses equal or exceed interest earned on the trust account, there will be no surplus interest, and the redemption price will be $25.00 per share. Because the amount of surplus interest, if any, will depend on the interest actually earned on the trust account and the amount of our expenses, we can provide no assurance that there will be any surplus interest.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. Any decision to pay dividends after our initial business combination will be within the discretion of our board of directors and will depend on our results, financial condition, capital requirements and any contractual restrictions. Under Cayman Islands law, dividends may be paid out of profits, the share premium account or other funds of the company lawfully available therefor, provided that in no circumstances may a dividend be paid if such dividend would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

DILUTION

Because there are no founder shares, warrants or rights, the only material source of dilution to investors in this offering at the closing of this offering is the deferred underwriting commissions. Assuming our sponsor purchases the shares covered by its indication of interest and there are no redemptions, our as-adjusted net tangible book value per share would be $24.75, or $0.25 (1.0%) less than the $25.00 offering price, with greater dilution to non-redeeming shareholders at increasing redemption levels. If our sponsor purchases fewer shares than indicated, the underwriting commissions will increase, resulting in greater dilution to shareholders.

Additional dilution may result from the exercise of options to be granted to each of our three directors not affiliated with Tang Capital immediately prior to the closing of our offering (each director will receive a one-time grant of a 10-year option to acquire 10,000 ordinary shares at $25.00 per share, which will vest and become exercisable following the completion of our initial business combination) and from issuances of ordinary shares or equity-linked securities in connection with our initial business combination. The director options would cover approximately 1% of the 3,000,000 ordinary shares to be outstanding immediately following the closing of this offering. Because they may not be exercised prior to the consummation of our initial business combination, they will not reduce the amount held in the trust account or the redemption price payable to holders who redeem.

The following table sets forth the public offering price, our as-adjusted net tangible book value per share after giving effect to this offering, and the dilution to investors in this offering, at the indicated levels of redemptions of shares (each at $25.00 per share). The table assumes that the indicated percentage of all 3,000,000 shares is redeemed, including shares held by our sponsor if it purchases the 2,000,000 shares, or 67% of the shares sold in this offering, covered by its non-binding indication of interest, and excludes interest earned on the trust account:

	Percentage of Maximum Redemptions
	0%	25%	50%	75%	100%(1)
Public offering price per share	$25.00	$25.00	$25.00	$25.00	$25.00
Shares redeemed	—	750,000	1,500,000	2,250,000	3,000,000
Ordinary shares outstanding after redemptions	3,000,000	2,250,000	1,500,000	750,000	—
As-adjusted net tangible book value(2)	$74,250,000	$55,500,000	$36,750,000	$18,000,000	—
As-adjusted net tangible book value per share	$24.75	$24.67	$24.50	$24.00	—
Dilution per share to investors in this offering	$0.25	$0.33	$0.50	$1.00	—
Dilution as a percentage of offering price	1.0%	1.3%	2.0%	4.0%	—

(1) If all shares were redeemed, no ordinary shares would remain outstanding; each redeeming shareholder would receive $25.00 per share.

(2) Computed as: (i) the $75 million in gross proceeds of this offering to be deposited in the trust account, less deferred underwriting commissions equal to 3% of the gross proceeds of this offering with respect to the 1,000,000 shares assumed to be sold to investors other than our sponsor; divided by (ii) the number of ordinary shares that would remain outstanding at the indicated redemption level. Each share redeemed reduces the trust account by $25.00. The calculation assumes that our sponsor purchases the 2,000,000 shares, or 67% of the shares sold in this offering, covered by its non-binding indication of interest; if it purchases fewer shares, the deferred underwriting commissions and resulting per-share amounts would differ.

CAPITALIZATION

The following table sets forth our capitalization as of August 17, 2026, and as adjusted to give effect to this offering. You should read this table in conjunction with the sections entitled "Use of Proceeds" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

	August 17, 2026
	Actual	As Adjusted(1)
Deferred underwriting commissions(2)	$—	$750,000
Due to sponsor	—	978,752
Ordinary shares subject to possible redemption; zero and 3,000,000 shares at redemption value per share of $25.00, actual and as adjusted, respectively(3)	—	75,000,000
Shareholders’ equity (deficit):
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized; 1,000 and zero shares issued and outstanding (excluding zero and 3,000,000 shares subject to possible redemption), actual and as adjusted, respectively(4)	—	—
Additional paid-in capital	25,000	—
Accumulated deficit	(13,752)	(1,713,752)
Total shareholders’ equity (deficit)	$11,248	$(1,713,752)
Total capitalization	$11,248	$75,015,000

(1) The "as adjusted" column gives effect to this offering (3,000,000 ordinary shares at $25.00 per share), the payment by our sponsor on our behalf, subject to reimbursement, of the underwriting commissions payable at closing and estimated offering expenses and the deposit of $25.00 per share into the trust account.

(2) The "as adjusted" column is equal to 3% of the gross proceeds of this offering with respect to the 1,000,000 shares assumed to be sold to investors other than our sponsor.

(3) All 3,000,000 ordinary shares contain a redemption feature that, under the settled accounting treatment for SPACs (ASC 480-10-S99), requires classification of all shares as temporary equity at redemption value, regardless of the probability of redemption.

(4) The "as-adjusted" column reflects the surrender of the 1,000 ordinary shares issued to our sponsor prior to this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the notes related thereto which are included elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. See "Cautionary Note Regarding Forward-Looking Statements."

Overview

We are an np-SPACTM, as described on the cover of this prospectus, incorporated on July 30, 2026 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering, our shares, debt or a combination of cash, shares and debt. We cannot assure you that our plans to complete our initial business combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues prior to our initial business combination and may not generate any operating revenues even after our initial business combination. We expect to generate non-operating income in the form of interest income from the trust account. There has been no significant change in our financial position and no material adverse change has occurred since the date of our audited financial statements. For the period from July 30, 2026 (inception) through August 17, 2026, we had a net loss of $(13,752), consisting of formation and operating costs.

Liquidity and Capital Resources

Immediately following the closing of this offering, an amount equal to 100% of the $75 million in gross proceeds of this offering will be deposited in the trust account. Pursuant to a funding agreement with our sponsor, our sponsor has agreed to pay expenses on our behalf prior to our initial business combination, and such payments will be treated as advances. Prior to our initial business combination, we will reimburse the sponsor for such advances, in the order incurred and against reasonable documentation, solely from permitted interest withdrawals. If we do not consummate an initial business combination and expenses exceed interest earned, our sponsor will bear the difference and has irrevocably waived any claim for reimbursement of such shortfall. Amounts advanced by our sponsor do not bear interest and are not subject to any fee, premium or other compensation. Such advances do not constitute loans and are not convertible into, exercisable or exchangeable for, or otherwise entitle our sponsor to receive, any of our securities. Following the closing of our initial public offering, payments to our sponsor are subject to review and approval by our audit committee.

Contractual Obligations; Commitments

As of the date of this prospectus, we do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than the deferred underwriting commissions equal to 3% of the gross proceeds of this offering with respect to the 1,000,000 shares assumed to be sold to investors other than our sponsor, payable to the underwriters from the trust account solely upon consummation of our initial business combination and forfeited to the benefit of our shareholders if we do not consummate an initial business combination within the completion window.

Critical Accounting Estimates

Ordinary shares subject to possible redemption. All 3,000,000 ordinary shares sold in this offering contain a redemption feature that allows for their redemption in connection with our initial business combination or our failure to complete an initial business combination within the completion window. In accordance with ASC 480-10-S99, redemption provisions not solely within the control of the issuer require ordinary shares subject to redemption to be classified outside of permanent equity. We will classify all shares as temporary equity at redemption value, and changes in redemption value will be recognized immediately as they occur, with adjustments against additional paid-in capital or accumulated deficit.

Warrant and derivative liabilities. Warrant and derivative liability accounting does not apply to our capital structure because, other than the director options described under "Management," no units, warrants, rights or similar instruments will be outstanding, and we have granted no over-allotment option.

Share-based compensation. Immediately prior to the closing of this offering, each of our three directors not affiliated with Tang Capital will receive an annual cash fee of $50,000 plus a one-time grant of a 10-year option to acquire 10,000 ordinary shares at $25.00 per share, which will vest and become exercisable following the completion of our initial business combination. We will account for these awards in accordance with ASC Topic 718, Compensation—Stock Compensation, measuring them at grant-date fair value using an option pricing model. The inputs to that model, including expected term and expected volatility, require significant judgment, particularly because we have no trading history and because the options become exercisable only upon the consummation of an initial business combination and terminate without consideration if we liquidate without completing one. No share-based compensation expense has been recognized in the financial statements included elsewhere in this prospectus, because no options had been granted as of the balance sheet date.

Off-Balance Sheet Arrangements; JOBS Act

As of the date of this prospectus, we do not have any off-balance sheet arrangements. No unaudited quarterly operating data is included in this prospectus, as we have not conducted any operations to date.

We are an emerging growth company under the JOBS Act, and we have elected to take advantage of the benefits of the extended transition period for complying with new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. As a result, our financial statements may not be comparable to companies that comply with public company effective dates for new or revised accounting standards. We will also rely on the other exemptions and reduced reporting requirements available to emerging growth companies and smaller reporting companies described under "Risk Factors."

Quantitative and Qualitative Disclosures about Market Risk

The funds held in the trust account may be held as cash in an interest-bearing or non-interest-bearing account at a U.S. chartered commercial bank, invested in U.S. government treasury obligations with a maturity of 185 days or less, or invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. The holding of trust assets in these forms is intended to be temporary and for the sole purpose of facilitating our initial business combination. To mitigate the risk that we might be deemed to be an unregistered investment company for purposes of the Investment Company Act, we may at any time, if necessary, instruct the trustee to liquidate any securities held in the trust account and thereafter to hold all funds in the trust account in cash in a non-interest-bearing account. Due to the short-term nature of these investments, we believe there will be no material exposure to interest rate risk.

EFFECTING OUR INITIAL BUSINESS COMBINATION

General

We intend to effectuate our initial business combination using cash from the proceeds of this offering, our shares, debt or a combination of cash, shares and debt, as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses; development-stage biopharmaceutical companies are commonly pre-revenue.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemptions of our shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-initial business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies, programs or assets, or for working capital. Any additional equity, equity-linked or convertible financing used to complete or support our initial business combination would dilute shareholders who do not participate, including unaffiliated shareholders and shareholders who do not redeem, and the extent of that dilution would depend on the amount, price, terms and timing of the financing.

Evaluation of a Target Business

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the amount of any deferred underwriting commissions held in trust and taxes payable on the interest earned on the trust account) at the time we sign a definitive merger agreement. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation, a valuation based on trading multiples of comparable public businesses or a valuation based on the financial metrics of merger and acquisition transactions of comparable businesses.

Sponsor Indemnification of the Trust Account

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or by a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of: (i) $25.00 per share; and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account, if less than $25.00 per share due to reductions in the value of the trust assets. This liability will not apply to any claim by a third party or prospective target business that executed a waiver of any and all rights to monies held in the trust account (whether or not such waiver is enforceable), nor will it apply to any claim under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We have not asked our sponsor to reserve for these potential indemnification obligations, and we have not independently verified whether our sponsor has sufficient funds to satisfy them. We can provide no assurance that our sponsor would be able to satisfy those obligations, and our board of directors may decide not to enforce them.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other SPACs (a number of which focus on the life sciences and biotechnology sector), private equity groups, venture capital funds, family offices, sovereign wealth funds and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations, and many possess greater financial, technical, human and other resources than we do.

Comparison of This Offering to Offerings of Blank Check Companies Subject to Rule 419

You will not be entitled to the protections that Rule 419 under the Securities Act affords investors in blank check offerings that are subject to it. The following table compares the terms of this offering with the requirements that would apply to an offering subject to Rule 419.

	This Offering	Offering Subject to Rule 419
Escrow or trust of offering proceeds	An amount equal to 100% of the gross proceeds of this offering ($75 million, or $25.00 per share) will be deposited into a trust account with Continental Stock Transfer & Trust Company as trustee.	Approximately 90% of the offering proceeds would be required to be deposited into an escrow or trust account.
Investment of proceeds

The funds held in the trust account may be held as cash in an interest-bearing account at a U.S. chartered commercial bank, invested in U.S. government treasury obligations with a maturity of 185 days or less, or invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities, including obligations of the United States or an agency thereof, or in an insured deposit account.
Receipt of interest on escrowed funds

Any interest earned on the trust account that is not used through permitted interest withdrawals to reimburse advances to our sponsor under the funding agreement, which we refer to as surplus interest, will be for the benefit of the holders of the ordinary shares sold in this offering and will be included in the redemption price of those shares. Accordingly, in the case of a redemption, the redemption price will equal $25.00 per share plus each holder’s pro rata share of surplus interest. If our expenses equal or exceed interest earned on the trust account, there will be no surplus interest, and the redemption price will be $25.00 per share.

Interest earned on the escrow account would not be released to the investor until the acquisition is completed and would be returned to the investor if the acquisition were not completed.
Limitation on fair value or net assets of target business

Our initial business combination must occur with one or more targets having an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding deferred underwriting commissions and taxes payable on interest earned on the trust account) at the time we sign a definitive merger agreement.

The fair value or net assets of the target business would be required to represent at least 80% of the maximum offering proceeds.
Trading of securities issued

Our ordinary shares will be issued at the closing of this offering and we intend to apply to list them on Nasdaq, so they are expected to trade from the date of this prospectus. We are not offering units, warrants or rights.

No trading of the securities would be permitted until completion of the acquisition. Securities would be held in escrow and units, if any, could not be separated.

	This Offering	Offering Subject to Rule 419
Exercise of warrants or rights

No warrants or rights will be issued in this offering, and, other than the options to be granted to our directors not affiliated with Tang Capital immediately prior to the closing of this offering (which vest and become exercisable only following the completion of our initial business combination), no warrants, rights or convertible securities relating to our shares will be outstanding.

Warrants or rights could not be exercised until completion of the acquisition.
Election to remain an investor

We will provide our shareholders with the opportunity to redeem for cash all or a portion of their ordinary shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest, upon the completion of our initial business combination. If expenses exceed interest earned, the redemption price will be $25.00 per share. Shareholders who do not elect to redeem remain investors; no action is required.

A prospectus containing information required by the SEC would be sent to each investor, who would have no fewer than 20 and no more than 45 business days to decide whether to remain an investor. Investors who took no action would have their funds returned and would not remain investors by default.

Business combination deadline

If we do not complete an initial business combination within 24 months of the effectiveness of the registration statement of which this prospectus forms a part, we will cease operations except for the purpose of winding up, redeem for cash 100% of the shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest, and liquidate. If expenses exceed interest earned, the sponsor will cover the excess, and the redemption price will be $25.00 per share. The completion window is fixed and will not be extended.

If an acquisition were not completed within 18 months of the effective date of the registration statement, funds held in escrow would be returned to investors.
Release of funds

Except with respect to permitted interest withdrawals, the proceeds held in the trust account will not be released until the earliest of the completion of our initial business combination, the redemption of shares in connection with certain amendments to our articles, and the redemption of the shares if we do not complete an initial business combination within the completion window.

The proceeds held in the escrow account would not be released until the earlier of the completion of an acquisition meeting the specified criteria or the failure to complete such an acquisition within the prescribed period.

Conflicts of Interest

This subsection, together with the information under "The Offering" and "Risk Factors," addresses the disclosure required by Items 1603(b) and 1603(c) of Regulation S-K. The information required by Item 1603(a) appears under "The Offering," "Principal Shareholders" and "Certain Relationships and Related-Party Transactions."

Members of our management team and Tang Capital manage and invest in other companies and investment vehicles in the biopharmaceutical industry and are not required to commit any specified amount of time to our affairs. They owe fiduciary duties or contractual obligations to certain of those other entities, and they may pursue acquisition and investment opportunities through those entities. Accordingly, if any of our officers or directors becomes aware of an initial business combination opportunity that may be suitable for an entity to which such officer or director then owes fiduciary duties or contractual obligations, such officer or director may be required to present such opportunity to such entity before presenting it to us, subject to their fiduciary duties under Cayman Islands law, including the duty to act bona fide in the best interests of the company. As a result, the fiduciary duties or contractual obligations of our officers or directors may create conflicts of interest in identifying and pursuing an initial business combination and could materially affect our ability to complete our initial business combination. We do not believe that any such conflicts that exist as of the date of this prospectus would materially affect our ability to complete our initial business combination.

The following table summarizes the entities to which our officers and directors currently owe fiduciary, contractual or other obligations:

Individual	Entity	Entity’s Business	Affiliation
Kevin Tang	Tang Capital Management, LLC	Life sciences-focused investment company	President
	Aurinia Pharmaceuticals Inc.	Biopharmaceutical company	Chair of the Board and Chief Executive Officer
Ryan Cole	Tang Capital Management, LLC	Life sciences-focused investment company	Chief Operating Officer
	Aurinia Pharmaceuticals Inc.	Biopharmaceutical company	Chief Operating Officer
Michael Hearne	Tang Capital Management, LLC	Life sciences-focused investment company	Chief Financial Officer
	Aurinia Pharmaceuticals Inc.	Biopharmaceutical company	Chief Financial Officer
Stew Kroll	Tang Capital Management, LLC	Life sciences-focused investment company	Managing Director
	Aurinia Pharmaceuticals Inc.	Biopharmaceutical company	Chief Development Officer
Thomas Wei	Tang Capital Management, LLC	Life sciences-focused investment company	Managing Director
	Aurinia Pharmaceuticals Inc.	Biopharmaceutical company	Chief Scientific Officer
Craig Johnson	Aurinia Pharmaceuticals Inc.	Biopharmaceutical company	Director
	Heron Therapeutics, Inc.	Specialty pharmaceutical company	Director
Tina S. Nova, Ph.D.	Aurinia Pharmaceuticals Inc.	Biopharmaceutical company	Director
	Azenta, Inc.	Life sciences company	Director
	Exagen Inc.	Life sciences company	Director
David Ramsay	EXUMA Biotechnology	Biopharmaceutical company	Director
	Halozyme Therapeutics, Inc.	Biopharmaceutical company	President, Drug Delivery
	Savara Inc.	Biopharmaceutical company	Director

Employees

Our officers are identified under "Management." They are not required to commit any specified amount of time to our affairs, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. In addition, the management and administrative functions of the company, including preparation of our periodic reports, support for our search for a target merger partner and back-office functions, will be performed by personnel of Tang Capital at no cost to us. We do not intend to have any full-time employees prior to the completion of our initial business combination, and no administrative services fee, salaries or other compensation of any kind will be paid by us to our sponsor, our officers or any of their respective affiliates.

Periodic Reporting and Financial Statements

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our ordinary shares under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm. We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP or IFRS as issued by the IASB, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. Such financial statement requirements may limit the pool of potential targets available for our initial business combination, because some targets may be unable to provide such statements in time for us to disclose them within the completion window. We will be required to evaluate our internal control over financial reporting under Section 404(a) of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2027, and, for so long as we remain an emerging growth company, we will be exempt from the requirement to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls, and the development of the internal control of any such entity to achieve compliance may increase the time and costs necessary to complete any such business combination. We are a Cayman Islands exempted company with U.S.-resident management; we do not expect to qualify as a foreign private issuer, and we will file domestic forms with the SEC.

Legal Proceedings

There is no litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our officers and directors will be as follows:

Name	Age	Position
Kevin Tang	59	Chair of the Board and Chief Executive Officer
Ryan Cole	39	Chief Operating Officer
Michael Hearne	64	Chief Financial Officer
Stew Kroll	68	Chief Development Officer
Thomas Wei	50	Chief Scientific Officer
Craig Johnson	64	Director
Tina S. Nova, Ph.D.	73	Director
David Ramsay	62	Director

Kevin Tang, Chair of the Board and Chief Executive Officer

Kevin Tang has served as our Chair of the Board and Chief Executive Officer since August 14, 2026. Mr. Tang is President of Tang Capital Management, LLC, a life sciences-focused investment company he founded in 2002. He has served as Chief Executive Officer since March 2026 and as Chair of the Board since 2024 of Aurinia Pharmaceuticals Inc. From 2014 through its acquisition by Innoviva, Inc. in 2022, Mr. Tang served as Chairman of La Jolla Pharmaceutical Company. In 2013, he founded Odonate Therapeutics, Inc. and served as its Chairman and Chief Executive Officer through 2022. Mr. Tang co-founded Heron Therapeutics, Inc. in 2009 and served as Director from 2009 to 2012 and Chairman from 2012 to 2020. From 2009 through its acquisition by Endo, Inc. (now Keenova Therapeutics plc) in 2010, he served as Director of Penwest Pharmaceuticals Co. In 2006, Mr. Tang co-founded Ardea Biosciences, Inc. and served as a Director through its acquisition by AstraZeneca PLC in 2012. From 2001 to 2008, he served as a Director of Trimeris, Inc. From 1993 to 2001, Mr. Tang was a research analyst at Deutsche Banc Alex Brown, Inc., an investment banking firm, and most recently was a Managing Director and head of the firm’s Life Sciences research group. Mr. Tang received a B.S. degree from Duke University. Mr. Tang’s significant experience investing in and managing operating companies in the life sciences and biotechnology industries makes him well qualified to serve on our board of directors.

Ryan Cole, Chief Operating Officer

Ryan Cole has served as our Chief Operating Officer since August 14, 2026. Mr. Cole has served in various positions at Tang Capital Management, LLC since 2014, most recently serving as Chief Operating Officer. He has served as Chief Operating Officer of Aurinia Pharmaceuticals Inc. since March 2026. From 2014 to 2021, Mr. Cole served in various positions at Odonate Therapeutics, Inc., most recently serving as Senior Vice President of Operations. From 2012 to 2014, he served as Senior Financial Analyst, Mergers and Acquisitions at Life Technologies Corporation (now Thermo Fisher Scientific Inc.). From 2009 to 2012, Mr. Cole served in various positions at Ernst & Young LLP, most recently serving as Senior, Assurance and Advisory Services. Mr. Cole received a B.S. degree from Santa Clara University and is a Certified Public Accountant (inactive) in the State of California.

Michael Hearne, Chief Financial Officer

Michael Hearne has served as our Chief Financial Officer since August 14, 2026. Mr. Hearne has served as Chief Financial Officer of Tang Capital Management, LLC since 2015. He has served as Chief Financial Officer of Aurinia Pharmaceuticals Inc. since March 2026. From 2020 through its acquisition by Innoviva, Inc. in 2022, Mr. Hearne served as Chief Financial Officer of La Jolla Pharmaceutical Company. From 2015 to 2022, he served in various positions at Odonate Therapeutics, Inc., most recently serving as Chief Financial Officer. From 2014 to 2015, Mr. Hearne served as a partner at Weaver and Tidwell, LLP. From 2000 to 2008, he served as a partner at Rothstein Kass & Company. In 1987, Mr. Hearne started his career in public accounting at Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP). Mr. Hearne received a B.S. degree and a MAcc degree from Brigham Young University and is a Certified Public Accountant (inactive) in the State of California.

Stew Kroll, Chief Development Officer

Stew Kroll has served as our Chief Development Officer since August 14, 2026. Mr. Kroll has served in various positions at Tang Capital Management, LLC since 2016, most recently serving as Managing Director. He has served as Chief Development Officer of Aurinia Pharmaceuticals Inc. since 2025. From 2017 through its acquisition by Innoviva, Inc. in 2022, Mr. Kroll served in various positions at La Jolla Pharmaceutical Company, most recently serving as Chief Development Officer. From 2016 to 2021, he served in various positions at Odonate Therapeutics, Inc., most recently serving as Chief Development Officer. From 2005 to 2016, Mr. Kroll served in various positions at Threshold Pharmaceuticals, Inc., most recently serving as Chief Operating Officer. From 2000 to 2005, he served as Senior Director of Biostatistics at Corixa Corporation (now GSK plc). From 1997 through its acquisition by Corixa Corporation in 2000, Mr. Kroll served in various positions at Coulter Pharmaceutical, Inc., most recently serving as Director of Biostatistics. Mr. Kroll received a B.A. degree and an M.A. degree from the University of California, Berkeley.

Thomas Wei, Chief Scientific Officer

Thomas Wei has served as our Chief Scientific Officer since August 14, 2026. Mr. Wei has served as Managing Director of Tang Capital Management, LLC since 2015. He has served as Chief Scientific Officer of Aurinia Pharmaceuticals Inc. since March 2026. From 2015 to 2021, Mr. Wei served in various positions at Odonate Therapeutics, Inc., most recently serving as Chief Scientific Officer. From 2009 to 2015, he served in various positions at Jefferies LLC, most recently serving as Managing Director. From 2003 to 2009, Mr. Wei served in various positions at Piper Jaffray Companies (now Piper Sandler Companies), most recently serving as Managing Director. From 1998 to 2003, he served as a biotechnology equity research analyst at Deutsche Bank AG and Adams, Harkness & Hill, Inc. (now Canaccord Genuity Group Inc.). Mr. Wei received an A.B. degree from Harvard University and an M.B.A. degree from Oxford University.

Craig Johnson, Director

Craig Johnson has served as a Director since August 14, 2026. Mr. Johnson has served as Director of Aurinia Pharmaceuticals Inc. since 2024. He has served as Director of Heron Therapeutics, Inc. since 2014. From 2013 through its acquisition by Bristol-Myers Squibb Company in 2024, Mr. Johnson served as Director of Mirati Therapeutics, Inc. From 2017 to 2022, he served as Director of Odonate Therapeutics, Inc. From 2013 through its acquisition by Innoviva, Inc. in 2022, Mr. Johnson served as Director of La Jolla Pharmaceutical Company. From 2015 to 2018, he served as Director of Decipher Biosciences, Inc. (now Veracyte, Inc.). From 2011 to 2014, Mr. Johnson served as Director of Adamis Pharmaceuticals Corp. (now DMK Pharmaceuticals Corp.). From 2008 through its acquisition by AstraZeneca PLC in 2012, he served as Director of Ardea Biosciences, Inc. Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc. from 2004 until its acquisition by Raptor Pharmaceutical Corp. (now Amgen Inc.) in 2009, and then as Vice President of a wholly owned subsidiary of Raptor Pharmaceutical Corp. from 2009 to 2010. From 1994 to 2004, he held various positions at MitoKor, Inc., most recently serving as Chief Financial Officer and Senior Vice President of Operations. Mr. Johnson practiced as a Certified Public Accountant for Price Waterhouse LLP (now PricewaterhouseCoopers LLP). Mr. Johnson received a B.B.A. degree from the University of Michigan-Dearborn. Mr. Johnson’s significant experience managing operating companies in the life sciences and biotechnology industries makes him well qualified to serve on our board of directors.

Tina S. Nova, Ph.D., Director

Dr. Tina S. Nova has served as a Director since August 14, 2026. Dr. Nova has served as Director of Aurinia Pharmaceuticals Inc. since 2025, Director of Azenta, Inc. since 2023 and Director of Exagen Inc. since 2019. From 2015 to 2020, she served as Director, and from 2021 to 2023, she served as President of Veracyte, Inc. From 2004 to 2016, Dr. Nova served as Director, and from 2016 until its acquisition by Pfizer in 2022, she served as Board Chair of Arena Pharmaceuticals, Inc. From 2018 through its acquisition by Veracyte, Inc. in 2021, Dr. Nova served as President and Chief Executive Officer of Decipher Biosciences, Inc. From 2015 to 2018, she served as President and Chief Executive Officer of Molecular Stethoscope, Inc. (now Superfluid Dx, Inc.). From 2014 to 2015, Dr. Nova served as Executive Vice President and General Manager of Illumina, Inc. From 2000 to 2014, including its acquisition by Novartis AG in 2011, she served as President and Chief Executive Officer of Genoptix, Inc. (now NeoGenomics, Inc.). From 1984 to 2000, Dr. Nova held various positions at Hybritech, Inc. (now Eli Lilly & Company), Selective Genetics, Inc., and Nanogen, Inc. (now Bruker Corporation). Dr. Nova received a B.S. degree from the University of California, Irvine, and a Ph.D. degree from the University of California, Riverside. Dr. Nova conducted her post-doctoral research at New York University Medical Center. Dr. Nova’s significant experience managing operating companies in the life sciences and biotechnology industries makes her well qualified to serve on our board of directors.

David Ramsay, Director

David Ramsay has served as a Director since August 14, 2026. Mr. Ramsay has served in various positions at Halozyme Therapeutics, Inc. from 2003 to 2015 and since March 2026, most recently serving as President, Drug Delivery. From 2019 to 2022, he served as Director of La Jolla Pharmaceutical Company. In 2018, Mr. Ramsay served as Senior Vice President and Chief Financial Officer of Bonti, Inc. until its acquisition by Allergan plc in 2018 (now AbbVie Inc.). He has served as Director of EXUMA Biotechnology since 2017. From 2011 to 2017, Mr. Ramsay served as Director of Mast Therapeutics, Inc. until its acquisition by Savara Inc. in 2017, where he has since served as Director. Mr. Ramsay began his career at Deloitte & Touche LLP. Mr. Ramsay received a B.S. degree from the University of California, Berkeley, an M.B.A. degree from the University of Pennsylvania and is a Certified Public Accountant (inactive) in the State of California. Mr. Ramsay’s significant experience managing operating companies in the life sciences and biotechnology industries makes him well qualified to serve on our board of directors.

Number, Terms of Office and Appointment of Directors and Officers

Our board of directors consists of 4 members, 3 of whom are considered independent under Nasdaq rules, as discussed below. Our directors will be elected annually by the affirmative vote of a majority of the votes cast by shareholders present and voting at a general meeting. If our sponsor purchases the shares covered by its non-binding indication of interest, it would hold 67% of our issued and outstanding ordinary shares and, therefore, would control the vote for directors.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our articles as it deems appropriate.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent within applicable phase-in periods. An "independent director" is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We expect Craig Johnson, Tina S. Nova, Ph.D. and David Ramsay to be our independent directors upon completion of this offering. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers have received any cash compensation for services rendered to us, and no compensation of any kind, including finder’s and consulting fees, will be paid by us to our sponsor, officers or any of their respective affiliates for services rendered prior to or in connection with the completion of our initial business combination. The only payments that will be made by us to such persons prior to our initial business combination are the reimbursement of the amounts our sponsor advances on our behalf under the funding agreement, which will be reimbursed only out of permitted interest withdrawals and will not be recovered to the extent that interest is insufficient. No such payment will be made from the proceeds of this offering held in the trust account, other than through permitted interest withdrawals. Our audit committee will review and approve all payments made to insiders.

Immediately prior to the closing of this offering, each of our three directors not affiliated with Tang Capital will receive an annual cash fee of $50,000 plus a one-time grant of a 10-year option to acquire 10,000 ordinary shares at $25.00 per share, which will vest and become exercisable following the completion of our initial business combination and will terminate without consideration if we liquidate without completing one.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the post-initial business combination company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the post-initial business combination company to our directors or members of management. Any compensation to be paid to our officers following our initial business combination will be determined by a compensation committee constituted solely of independent directors.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have a standing audit committee composed as required by the applicable rules of Nasdaq and the Exchange Act.

Audit Committee. The members of our audit committee will be Craig Johnson, Tina S. Nova, Ph.D. and David Ramsay, and Craig Johnson will serve as chair. Each member must be independent under Nasdaq listing standards and Rule 10A-3 of the Exchange Act and must be financially literate; our board must determine that at least one member qualifies as an "audit committee financial expert" as defined in applicable SEC rules. Our board has determined that Craig Johnson qualifies as an audit committee financial expert. The audit committee’s responsibilities will include: appointing, compensating and overseeing our independent registered public accounting firm; reviewing our financial statements, earnings releases and the independence and performance of the auditors; pre-approving audit and permitted non-audit services; overseeing our internal controls and procedures; reviewing and approving all payments made to insiders, and monitoring compliance with the other terms of this offering; and reviewing and approving related-party transactions.

Compensation Committee. We do not expect to have a standing Compensation Committee prior to our initial business combination. Following our initial business combination, the board will adopt compensation procedures compliant with Nasdaq rules, under which compensation will be made or recommended by independent directors as required.

Nominating and Corporate Governance Committee. We do not expect to have a standing Nominating and Corporate Governance Committee prior to our initial business combination. Following our initial business combination, the board will adopt nomination procedures compliant with Nasdaq rules, under which nominations will be made or recommended by independent directors as required.

Code of Ethics; Committee Charters

We will adopt a code of ethics applicable to our directors and officers, and a charter for our audit committee, in each case prior to the effectiveness of the registration statement of which this prospectus forms a part. Copies will be filed as exhibits to the registration statement and, following this offering, will be available on our website and provided without charge upon request. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K or on our website as permitted.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect and actual fraud or the consequences of committing a crime. Our articles will provide for indemnification of our officers and directors to the fullest extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. In addition, we intend to enter into indemnity agreements with each of our officers and directors providing contractual indemnification to the maximum extent permitted by law. Our officers and directors have agreed, and any persons who may become officers or directors prior to our initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if: (i) we have sufficient funds outside of the trust account; or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty and may otherwise have the effects described under "Risk Factors."

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares in this offering by: (i) each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with SEC rules.

As of the date of this prospectus, there are 1,000 ordinary shares issued and outstanding, held by our sponsor, which will be surrendered at the closing of this offering. The post-offering columns assume the issuance of the 3,000,000 ordinary shares, the surrender of the 1,000 ordinary shares and the purchase by our sponsor of the 2,000,000 shares, or 67% of the shares sold in this offering, covered by its non-binding indication of interest.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned Before this Offering	% Before	Shares Beneficially Owned After this Offering(2)	% After
Tang Capital Acquisition Holdings, LLC (our sponsor)(3)	1,000	100%	2,000,000	67%
Kevin Tang, Chair of the Board and Chief Executive Officer(3)	1,000	100%	2,000,000	67%
Ryan Cole, Chief Operating Officer	0	0%	0	0%
Michael Hearne, Chief Financial Officer	0	0%	0	0%
Craig Johnson, Director	0	0%	0	0%
Tina S. Nova, Ph.D., Director	0	0%	0	0%
David Ramsay, Director	0	0%	0	0%
All executive officers and directors as a group (6 individuals)	1,000	100%	2,000,000	67%

(1) The business address of each of the entities and individuals is 4747 Executive Drive, Suite 210, San Diego, California 92121.

(2) Our sponsor has indicated to us a non-binding intention to purchase 2,000,000 shares, or 67% of the shares sold in this offering, at the initial public offering price of $25.00 per share, for an aggregate purchase price of $50 million. As a result, we would be a "controlled company" within the meaning of the Nasdaq listing rules if our sponsor purchases the shares covered by its non-binding indication of interest and no other allocation or ownership facts change. If our sponsor purchases fewer shares, its percentage ownership, the unaffiliated public float and our controlled-company status may differ. Assumes no direct purchases of shares in this offering by officers and directors.

(3) Kevin Tang, directly and through Tang Capital, controls our sponsor and is deemed to beneficially own the shares held by our sponsor.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Formation shares. On August 17, 2026, our sponsor subscribed for 1,000 ordinary shares at the proposed initial public offering price of $25.00 per share for an aggregate of $25,000 pursuant to a securities subscription agreement. Such shares will be surrendered to us at the closing of this offering, and our sponsor will be entitled to receive $25,000 upon the surrender of such shares. These shares were initially issued as Class A ordinary shares and were subsequently re-designated as ordinary shares with an economic effective date as of August 17, 2026.

No founder shares. We have not issued, and will not issue prior to our initial business combination, any other class of shares or any other securities to our sponsor, our officers or our directors at a price below the initial public offering price.

Sponsor participation in this offering. Our sponsor has indicated to us a non-binding intention to purchase 2,000,000 shares, or 67% of the shares sold in this offering, at the initial public offering price of $25.00 per share, for an aggregate purchase price of $50 million. See "The Offering," "Principal Shareholders" and "Risk Factors." Neither our sponsor nor any of its affiliates has any arrangement or understanding with any unaffiliated shareholder regarding the redemption of shares.

Funding agreement. Pursuant to a funding agreement with our sponsor, our sponsor has agreed to pay expenses on our behalf prior to our initial business combination, and such payments will be treated as advances. Prior to our initial business combination, we will reimburse the sponsor for such advances, in the order incurred and against reasonable documentation, solely from permitted interest withdrawals. If we do not consummate an initial business combination and expenses exceed interest earned, our sponsor will bear the difference and has irrevocably waived any claim for reimbursement of such shortfall. Amounts advanced by our sponsor do not bear interest and are not subject to any fee, premium or other compensation. Such advances do not constitute loans and are not convertible into, exercisable or exchangeable for, or otherwise entitle our sponsor to receive, any of our securities. Following the closing of our initial public offering, payments to our sponsor are subject to review and approval by our audit committee. Any interest earned on the trust account that is not used through permitted interest withdrawals to reimburse advances to our sponsor under the funding agreement, which we refer to as surplus interest, will be for the benefit of the holders of the ordinary shares sold in this offering and will be included in the redemption price of those shares. Accordingly, the redemption price will equal $25.00 per share plus each holder’s pro rata share of surplus interest. If our expenses equal or exceed interest earned on the trust account, there will be no surplus interest, and the redemption price will be $25.00 per share. Because the amount of surplus interest, if any, will depend on the interest actually earned on the trust account and our actual expenses, we can provide no assurance that there will be any surplus interest.

Compensation arrangements with our sponsor, its affiliates or officers. Neither our sponsor nor any of its affiliates or officers will receive any administrative services fee, salaries or other compensation of any kind from us prior to or in connection with our initial business combination (other than the expense advance and reimbursement arrangements described herein). Our management and administrative functions, including preparation of our periodic reports, support for our search for a target merger partner and back-office functions, will be performed by personnel of Tang Capital at no cost to us.

Compensation arrangements with our directors. Immediately prior to the closing of this offering, each of our three directors not affiliated with Tang Capital will receive an annual cash fee of $50,000 plus a one-time grant of a 10-year option to acquire 10,000 ordinary shares at $25.00 per share, which will vest and become exercisable following the completion of our initial business combination. Our board of directors approved this compensation at its inaugural meeting held on August 19, 2026. The annual cash fee is payable quarterly in advance, with the first installment (covering the period from the closing of this offering through December 31, 2026) payable at the closing of this offering and each subsequent installment payable on the first business day of the calendar quarter to which it relates. The annual cash fees are payable by us and, prior to our initial business combination, will be funded by our sponsor as advances under the funding agreement, reimbursable to our sponsor only out of permitted interest withdrawals and only to the extent thereof. The options will be granted immediately prior to the closing of this offering pursuant to a stock option agreement with each such director, outside of any equity incentive plan, and will not be incentive stock options under Section 422 of the U.S. Internal Revenue Code of 1986, as amended. The form of stock option agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Lock-up and transfer restrictions. We have not issued any founder shares, and, therefore, no lock-up applicable specifically to founder shares applies. The following summarizes the transfer restrictions applicable to our ordinary shares held by our sponsor.

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
Ordinary shares

Our sponsor will agree in the underwriting agreement described in this prospectus, subject to certain exceptions (described to the right), not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of 180 days from the date of this prospectus.

Any shares held by our sponsor will also be subject to the restrictions on the use of Rule 144 by shell companies described under "Description of Securities—Securities Eligible for Future Sale."

Tang Capital Acquisition Holdings, LLC

Transfers are permitted: (a) to any affiliates of our sponsor; (b) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement upon dissolution of our sponsor; (c) in the event of our liquidation prior to the completion of our initial business combination; or (d) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Post-initial business combination arrangements. After our initial business combination, members of our management team who remain with us may be paid consulting, management or other compensation from the post-initial business combination company. The sponsor does not reserve the right to be compensated by the post-initial business combination company for services provided prior to or in connection with the initial business combination.

Related-Party Transactions Policy

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will adopt a policy requiring that all related-party transactions (generally, transactions required to be disclosed under Item 404 of Regulation S-K) be reviewed and approved by our audit committee. Our audit committee will review and approve all payments made to insiders. No director may participate in the approval of any transaction in which he or she is a related party. We also require our directors and executive officers to complete annual directors’ and officers’ questionnaires that elicit information about related-party transactions.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company, and our affairs are governed by our amended and restated memorandum and articles of association, which will be adopted prior to the closing of this offering, the Companies Act and the common law of the Cayman Islands. The following description summarizes the material terms of our securities and is qualified in its entirety by reference to our articles, which will be filed as an exhibit to the registration statement of which this prospectus forms a part. We are offering only ordinary shares in this offering; we are not offering units, warrants or rights, and, other than the director options described below, no warrants, rights or convertible securities relating to our shares will be outstanding immediately following the closing of this offering. Immediately prior to the closing of this offering, each of our three directors not affiliated with Tang Capital will receive an annual cash fee of $50,000, payable quarterly in advance, plus a one-time grant of a 10-year option to acquire 10,000 ordinary shares at $25.00 per share, which will vest and become exercisable following the completion of our initial business combination.

General

Our authorized share capital consists of 100,000,000 ordinary shares, par value $0.0001 per share. The only class of shares we have authorized is ordinary shares. As of the date of this prospectus, 1,000 ordinary shares were issued and outstanding, held by our sponsor, which will be surrendered at the closing of this offering. Immediately following the closing of this offering, 3,000,000 ordinary shares will be issued and outstanding. All of our issued and outstanding shares will be fully paid and non-assessable.

Ordinary Shares

Voting. Holders of ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, with each share entitling the holder to one vote. Unless otherwise required by the Companies Act or our articles, matters are decided by ordinary resolution, being the affirmative vote of a majority of the votes cast by shareholders present and voting at a general meeting; certain matters, including any winding up resolution, require a special resolution, being the affirmative vote of at least two-thirds of the votes cast. Our articles will provide that a quorum for a general meeting consists of holders of a majority of the issued and outstanding ordinary shares entitled to vote, present in person or by proxy, and that at least five clear calendar days’ notice of a general meeting must be given.

Dividends. Holders of ordinary shares are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. Under Cayman Islands law, dividends may be paid out of profits, the share premium account or other funds of the company lawfully available therefor, provided that in no circumstances may a dividend be paid if such dividend would result in the company being unable to pay its debts as they fall due in the ordinary course of business. We do not intend to pay dividends prior to the completion of our initial business combination. See "Dividend Policy."

Liquidation. On our winding up, after payment of all debts and liabilities and the expenses of liquidation, our remaining assets will be used to fund the redemption of the shares as described in this prospectus. If we fail to complete our initial business combination within the completion window, the trust account (including the forfeited deferred underwriting commissions) will be used to fund the redemption of the shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest. If expenses exceed interest earned, the sponsor will cover the excess, and the redemption price will be $25.00 per share.

Redemption rights of shares. Shareholders, including our sponsor to the extent it holds ordinary shares, will have the redemption rights described in this prospectus. We will provide our shareholders with the opportunity to redeem for cash all or a portion of their ordinary shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest, upon the completion of our initial business combination. If expenses exceed interest earned, the redemption price will be $25.00 per share. If we do not consummate an initial business combination within 24 months of the effectiveness of the registration statement of which this prospectus forms a part, or by such earlier liquidation date as our board of directors may approve, we will redeem for cash 100% of the shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest. If expenses exceed interest earned, the sponsor will cover the excess, and the redemption price will be $25.00 per share. The completion window is fixed and will not be extended.

Appointment and removal of directors. Our directors will be elected annually by the affirmative vote of a majority of the votes cast by shareholders present and voting at a general meeting. If our sponsor purchases the shares covered by its non-binding indication of interest, it would hold 67% of our issued and outstanding ordinary shares and, therefore, would control the vote for directors.

Register of Members

Under the Companies Act, we must maintain a register of members containing: (i) the names and addresses of the members, the number and category of shares held by each member, and the amount paid, or agreed to be considered as paid, on the shares of each member; (ii) whether voting rights are attached to the share in issue; (iii) the date on which the name of any person was entered on the register as a member; and (iv) the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members is prima facie evidence of the matters set out therein (i.e., the register will raise a presumption of fact on the matters referred to above unless rebutted), and a member registered in the register will be deemed as a matter of Cayman Islands law to have legal title to the shares set against its name. Upon the closing of this public offering, the register will be immediately updated to reflect the issue of shares by us. In certain limited circumstances, a Cayman Islands court may be asked to determine whether the register accurately reflects legal ownership, in which case the validity of the shares could be reviewed by the court.

Our Amended and Restated Memorandum and Articles of Association, Including Investor Protections Therein

Our articles will not prohibit us from entering into a business combination with an entity that is controlled by, affiliated with or otherwise related to Tang Capital, Tang Capital Acquisition Holdings, LLC (our sponsor), our officers or our directors, and we may do so; in the event we enter into such a transaction, such transaction must be approved by a majority of our independent directors.

Our articles will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. Specifically, our articles will provide, among other things, that, in the case of any of the following, we will provide holders of our ordinary shares with the opportunity to redeem for cash all or a portion of their ordinary shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest:

•
if we adversely modify any provision relating to the rights of holders of our ordinary shares, including, but not limited to, the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed;
•
if, prior to our initial business combination, we issue any new securities to our sponsor or any other party, other than the one-time option grants to our three directors not affiliated with Tang Capital described under "Management";
•
if, prior to our initial business combination, we pay any compensation to our sponsor or any of our officers or employees;
•
if our initial business combination target(s) does not have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account); and
•
if we have not consummated an initial business combination within the completion window.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the provisions of the Companies Act applicable to us, which may be different than the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that such merger or consolidation is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by either: (i) a special resolution of the shareholders of each company; or (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, provided that the parent company is the surviving entity and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, except that, with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that certain requirements have been met, including: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding, and no order has been made or resolution has been adopted to wind up or liquidate the foreign company in any applicable jurisdiction; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that certain requirements have been met, including: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been, or will be, complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

The Companies Act provides dissenting shareholders with the right to be paid the fair value of their shares in certain circumstances if they dissent to the merger or consolidation and follow the following prescribed procedure: (i) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder who elects to dissent must, within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their decision to dissent, including, among other details, a demand for payment of the fair value of their shares; (iv) within seven days following the date of the expiration of the period set out in clause (iii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines to be the fair value, and, if the company and the shareholder agree on the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree on a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company must (and any dissenting shareholder may) file a petition with the Grand Court of the Cayman Islands to determine the fair value of all dissenting shares, and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that such person holds in the constituent company. Upon the giving of a notice of dissent under clause (iii) above, the shareholder to whom the notice relates will cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date where the consideration offered for such shares consists of shares of a company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a "scheme of arrangement," which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved: (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, by a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must, in addition, represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, by shareholders representing 75% in value of the shareholders or class of shareholders, as applicable, present and voting either in person or by proxy at a meeting summoned for that purpose.

The convening of the meetings and, subsequently, the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•
we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
•
the shareholders have been fairly represented at the meeting in question;
•
the arrangement is such as a businessman would reasonably approve; and
•
the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a "fraud on the minority."

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% in value of the shares to whom the offer relates within four months, the offeror may, within a two-month period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, an asset acquisition or a change in control, or through contractual arrangements involving an operating business.

Shareholders’ Suits. Walkers (Cayman) LLP, our Cayman Islands counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•
a company is acting, or proposing to act, illegally or ultra vires (beyond the scope of its authority);
•
the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes that have actually been obtained; or
•
those who control the company are perpetrating a "fraud on the minority."

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed or where the directors have exercised their powers for an improper purpose.

Economic Substance; Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the OECD as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (as revised), or the Substance Act, came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities ("relevant activities"). As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which we need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that our company will not be engaging in any "relevant activities" prior to the consummation of our initial business combination and will therefore not be required to meet the economic substance tests or will otherwise be subject to more limited substance requirements. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

By investing in the company, shareholders provide us with personal data within the meaning of the DPA. We will act as a data controller (and certain of our service providers, affiliates and delegates as data processors), will process personal data for the purposes of administering the investment and complying with legal and regulatory obligations or our legitimate interests, will apply reasonable technical and organizational safeguards, and will not retain personal data longer than necessary. Shareholders have rights under the DPA, including rights of access and correction and the right to complain to the Cayman Islands Ombudsman (https://ombudsman.ky).

Securities Eligible for Future Sale

Immediately following the closing of this offering, we will have 3,000,000 ordinary shares issued and outstanding. Any shares purchased by investors other than our sponsor that are not held by our affiliates will be freely tradable without restriction or further registration under the Securities Act. Our sponsor will agree in the underwriting agreement described in this prospectus, subject to certain exceptions (described under "Certain Relationships and Related-Party Transactions" above), not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of 180 days from the date of this prospectus. If our sponsor purchases the shares covered by its non-binding indication of interest, the substantial majority of the shares would be held by our affiliate and would be subject to the restrictions on the use of Rule 144 by shell companies described below and, once Rule 144 becomes available, to the conditions applicable to control securities (including volume limitations and manner-of-sale requirements), or would require registration for resale, which would further limit the number of shares available for trading. There are no founder shares.

A person who has beneficially owned restricted shares for at least six months may generally sell them under Rule 144, subject, in the case of our affiliates, to volume, manner-of-sale, notice and current-public-information conditions.

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if all of the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in connection with its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing

We intend to apply to list our ordinary shares on The Nasdaq Capital Market under the symbol "TCAA."

TAXATION

The following summary of certain Cayman Islands and U.S. federal income tax considerations relevant to an investment in our ordinary shares is based on laws, regulations, administrative pronouncements and judicial decisions in effect on the date of this prospectus, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the tax considerations that may be relevant to a particular investor in light of its individual circumstances, or to investors subject to special rules, and it does not constitute tax advice. Prospective investors should consult their own tax advisors concerning the tax consequences of an investment in our ordinary shares in their particular situations.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently imposes no taxes on profits, income, gains or appreciations and no estate duty or inheritance tax.

We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have applied for and received an undertaking from the Financial Secretary of the Cayman Islands in a form substantially similar to the following:

The Tax Concessions Act (as revised)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (as amended), the Financial Secretary undertakes with Tang Capital Acquisition Corp.:

1. That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and

2. In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1 on or in respect of the shares, debentures or other obligations of the company; or

2.2 by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (as revised).

These concessions shall be for a period of 30 years from the date hereof.

Material U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares purchased in this offering. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect. This discussion applies only to holders that acquire ordinary shares in this offering for cash and hold them as capital assets within the meaning of Section 1221 of the Code. It does not address the alternative minimum tax, the Medicare tax on net investment income, U.S. federal estate or gift taxes, or any state, local or non-U.S. tax considerations, and it does not address holders subject to special rules, including: financial institutions; insurance companies; dealers or traders in securities; regulated investment companies; real estate investment trusts; tax-exempt organizations; governmental entities; persons holding shares as part of a straddle, hedge, conversion or other integrated transaction; U.S. expatriates; U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; partnerships and other pass-through entities and investors therein; controlled foreign corporations; passive foreign investment companies; and persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement. Because we are offering ordinary shares only, and no units, warrants or rights, no allocation of purchase price among multiple securities is required.

As used herein, a "U.S. Holder" is a beneficial owner of ordinary shares that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) a U.S. court can exercise primary supervision over its administration and one or more United States persons have authority to control all of its substantial decisions, or (b) it has a valid election in effect to be treated as a United States person. A "Non-U.S. Holder" is a beneficial owner of ordinary shares that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). If a partnership holds ordinary shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership; partnerships and their partners should consult their tax advisors.

U.S. Holders

Taxation of distributions

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. Therefore, the following discussion would generally apply to distributions made after our initial business combination. Subject to the passive foreign investment company, or PFIC, rules discussed below, a U.S. Holder generally will be required to include in gross income as a dividend the amount of any distribution paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its shares (but not below zero), and any remaining excess will be treated as gain from the sale or exchange of the shares. Dividends paid by us generally will not be eligible for the dividends-received deduction available to corporate U.S. Holders, and, if we are a PFIC for the taxable year of the distribution or the preceding taxable year (as we expect to be, as described under "Passive foreign investment company (PFIC) rules" below), dividends will not qualify for the reduced rates applicable to "qualified dividend income" received by non-corporate U.S. Holders.

Sale, taxable exchange or other taxable disposition

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our ordinary shares (including a redemption of our ordinary shares that is treated as a sale, including pursuant to our dissolution and liquidation if we do not consummate an initial business combination within the completion window), a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the holder’s adjusted tax basis in the shares. Any such gain or loss generally will be long-term capital gain or loss if the holder’s holding period exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates; the deductibility of capital losses is subject to limitations. It is unclear whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the ordinary shares for this purpose. If the running of the holding period for the ordinary shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or other taxable disposition of the ordinary shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Gain or loss recognized generally will be treated as U.S.-source for foreign tax credit limitation purposes.

Redemption of ordinary shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus, including in connection with our initial business combination or our failure to complete an initial business combination within the completion window, the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the shares under Section 302 of the Code. The redemption generally will be treated as a sale (rather than as a distribution) if it: (i) results in a "complete termination" of the holder’s interest in us; (ii) is "substantially disproportionate" with respect to the holder; or (iii) is "not essentially equivalent to a dividend" with respect to the holder, in each case applying constructive ownership rules under which a holder is treated as owning shares owned by certain related persons and shares the holder has the right to acquire. A redemption will be substantially disproportionate generally if, among other requirements, the percentage of our outstanding voting shares actually and constructively owned by the holder immediately after the redemption is less than 80% of the percentage owned immediately before it, and will not be essentially equivalent to a dividend if it results in a "meaningful reduction" of the holder’s proportionate interest, which, for a small minority holder with no control, may result from even a small reduction. Whether a redemption satisfies these tests depends on each holder’s particular facts, including other transactions in our shares treated as occurring at the same time (such as a concurrent business combination). If the redemption qualifies as a sale, it will be taxed as described under "Sale, taxable exchange or other taxable disposition" above; if it does not, the amount received will be treated as a distribution as described under "Taxation of distributions" above, with the holder’s basis in the redeemed shares generally transferring to its remaining shares, if any. U.S. Holders should consult their tax advisors regarding the treatment of any redemption in their particular circumstances.

Passive foreign investment company (PFIC) rules

A non-U.S. corporation is a PFIC for any taxable year in which either: (i) at least 75% of its gross income is passive income; or (ii) at least 50% of the average quarterly value of its assets is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes interest, dividends, rents, royalties and certain gains, and cash and assets readily convertible into cash, including the funds in our trust account, are generally treated as held for the production of passive income. Because we are an np-SPAC whose only income prior to a business combination is expected to consist of interest on the trust account, we would likely be a PFIC for our current taxable year unless the start-up exception applies. Under the start-up exception, a corporation is not a PFIC for the first taxable year it has gross income if: (i) no predecessor was a PFIC; (ii) the corporation establishes to the satisfaction of the Internal Revenue Service, or IRS, that it will not be a PFIC for either of the two succeeding taxable years; and (iii) it is not in fact a PFIC for either of those years. Whether we could qualify depends on the timing and nature of our initial business combination, and the exception is therefore uncertain; if we do not complete an initial business combination that results in an active business quickly enough, the exception will be unavailable and we will be a PFIC, potentially retroactively for holders’ entire holding periods. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our current or future taxable years.

Although our PFIC status is determined annually, a determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held (or is deemed to have held) ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are a PFIC and, in the case of our ordinary shares, the U.S. Holder did not make either a mark-to-market election, a timely qualified electing fund, or QEF, election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or a QEF election together with a purging election, each as described below, such U.S. Holder generally will be subject to special rules with respect to: (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares; and (ii) any "excess distribution" made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules:

•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;
•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•
an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are a PFIC, a U.S. Holder may be able to avoid the excess distribution rules described above with respect to our ordinary shares by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. If a U.S. Holder makes a QEF election prior to a business combination, it will be taxed on our earnings (if any) even if it has no right to receive such earnings on a redemption.

If, however, a U.S. Holder makes a QEF election with respect to its ordinary shares in a year after our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, then, notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Therefore, if a QEF election is not made in such first taxable year (because of the potential recognition of earnings, as described above), U.S. Holders should consider making a purging election to avoid an ongoing PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares. U.S. Holders should consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a QEF election and a purging election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. Accordingly, there can be no assurance that a U.S. Holder will have the information necessary to make a QEF election.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock (which our ordinary shares are expected to be if regularly traded on Nasdaq), the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the excess distribution rules described above with respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over its adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also generally will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income and any further loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election, and any loss in excess of such prior inclusions generally would be treated as capital loss).

Information reporting and backup withholding

Dividend payments and proceeds from the sale or other disposition of ordinary shares paid within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and, if a U.S. Holder fails to provide an accurate taxpayer identification number and otherwise comply with applicable requirements, backup withholding. Backup withholding is not an additional tax; amounts withheld may be credited against the holder’s U.S. federal income tax liability, and a refund may be obtained if the amounts withheld exceed the holder’s actual liability and the holder timely provides the required information to the IRS. Certain U.S. Holders holding specified foreign financial assets, including shares of a non-U.S. corporation not held through a U.S. financial institution, may be required to report information relating to such assets on IRS Form 8938, subject to exceptions. U.S. Holders should consult their tax advisors regarding their information reporting obligations.

Non-U.S. Holders

Subject to the discussion of information reporting and backup withholding above (which can apply to Non-U.S. Holders that fail to establish their status) and of FATCA below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on dividends received from us or on gain from the sale, redemption or other disposition of our ordinary shares, unless the income or gain is effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), or, in the case of gain recognized by an individual, the individual is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met. Effectively connected income is generally subject to U.S. federal income tax at the rates applicable to United States persons, and a corporate Non-U.S. Holder may also be subject to the branch profits tax. Because we are not a U.S. corporation, dividends we pay are foreign-source and are not subject to U.S. withholding tax under current law.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance thereunder, or FATCA, generally impose a 30% withholding tax on certain payments made to a foreign financial institution or non-financial foreign entity that fails to satisfy specified information reporting, certification or diligence requirements. Because we are a non-U.S. corporation, payments on our ordinary shares are generally not expected to be subject to FATCA withholding under current law and guidance; however, intermediaries through which a holder owns its shares may have their own FATCA obligations, and holders should consult their tax advisors regarding the potential application of FATCA to their investment.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company incorporated under the laws of the Cayman Islands. Prior to our initial business combination, however, our principal executive offices and the members of our management team are expected to be located in the United States, so the practical obstacles to service of process and enforcement described below may be narrower for us than for an operating foreign issuer with assets and management abroad; these obstacles, nonetheless, exist as a matter of law, and could become more significant following our initial business combination, depending on the location of the post-initial business combination company’s assets and management.

It may be difficult for investors to effect service of process within the United States upon us, or to enforce against us, in U.S. courts, judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state.

We have been advised that the courts of the Cayman Islands are unlikely: (i) to recognize or enforce against us judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. There is currently no statutory enforcement mechanism or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must: (i) be final, conclusive and given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction); (ii) not be in respect of taxes or a fine or penalty; (iii) not be inconsistent with a Cayman Islands judgment in respect of the same matter; (iv) not be impeachable on the grounds of fraud; and (v) not be obtained in a manner, and/or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•
annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;
•
an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;
•
an exempted company does not have to hold an annual general meeting;
•
an exempted company may issue shares with no nominal or par value;
•
an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);
•
an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•
an exempted company may register as a limited duration company; and
•
an exempted company may register as a segregated portfolio company.

"Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

UNDERWRITING

We are offering our ordinary shares described in this prospectus through the underwriters named below. We will enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of ordinary shares listed next to its name in the following table:

Underwriter	Number of Shares
LifeSci Capital LLC
Raymond James & Associates, Inc.
Total	3,000,000

The underwriters are offering the shares for sale on a firm commitment basis. The underwriters are offering the shares subject to a number of conditions, including receipt and acceptance of the shares by the underwriters and the underwriters’ right to reject orders in whole or in part. We have been advised by the underwriters that they intend to make a market in our ordinary shares, but that they are not obligated to do so and may discontinue market making at any time without notice.

Underwriting Commissions

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus.

No underwriting commissions are payable with respect to the shares that our sponsor purchases in this offering. The table below shows the per-share and total underwriting commissions we will pay to the underwriters with respect to the 1,000,000 shares assumed to be sold to investors other than our sponsor and assumes that our sponsor purchases 2,000,000 shares, or 67% of the shares sold in this offering, covered by its non-binding indication of interest. If our sponsor purchases fewer shares than it has indicated, the total underwriting commissions we will pay to the underwriters will increase.

	Per Share(1)	Total(1)
Payable at closing	$0.08	$250,000
Deferred	$0.25	$750,000

(1) The amounts shown are averaged across all 3,000,000 ordinary shares.

Deferred Underwriting Commissions

The underwriters have agreed to defer underwriting commissions of 3% of the gross proceeds of this offering from shares other than those purchased by our sponsor. The deferred underwriting commissions will be payable to the underwriters from amounts held in the trust account, solely upon consummation of our initial business combination. If we do not consummate our initial business combination within the completion window, the underwriters have agreed that they will forfeit any rights or claims to the deferred underwriting commissions then in the trust account. The underwriters will not be entitled to any interest accrued on the deferred underwriting commissions.

Indemnification; Contribution

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities. The underwriters have not executed, and will not execute, any agreement waiving claims to the monies held in the trust account, and our sponsor’s indemnity of the trust account does not cover claims under our indemnity of the underwriters, each as described elsewhere in this prospectus.

No Sales of Similar Securities; Lock-Up

Our sponsor will agree in the underwriting agreement described in this prospectus, subject to certain exceptions (described under "Certain Relationships and Related-Party Transactions" above), not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of 180 days from the date of this prospectus.

Listing

We intend to apply to list our ordinary shares on The Nasdaq Capital Market under the symbol "TCAA." The underwriters’ obligation to close this offering is conditioned upon our ordinary shares having been approved for listing on Nasdaq, subject to official notice of issuance.

Determination of Offering Price

Prior to this offering, there has been no public market for our ordinary shares. The initial public offering price was determined by negotiations between us and the underwriters. The principal factor considered in determining the offering price was that it equals the amount per share to be deposited in the trust account. Neither we nor the underwriters can assure investors that an active trading market will develop for our ordinary shares, or that the shares will trade in the public market at or above the initial public offering price.

Regulation M

The underwriters may be deemed to be underwriters within the meaning of the Securities Act, and they and any dealers participating in the distribution would be subject to Regulation M under the Exchange Act, which governs bids for, purchases of and inducements to purchase our securities by persons participating in the distribution until the distribution is completed.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions and may in the future perform financial advisory, commercial banking and investment banking services for us, our sponsor and its affiliates, and any target business we pursue, for which they would receive customary fees and expense reimbursement. In the ordinary course of business, they may hold or trade our securities and instruments for their own accounts and the accounts of their customers. Any engagement of an underwriter or its affiliates for services in connection with our initial business combination, and the related conflicts of interest arising from the deferred underwriting commissions, are described under "Risk Factors."

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Cayman Islands. This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the Cayman Islands. No offer or invitation may be made to the public in the Cayman Islands to subscribe for our securities.

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus will be passed upon for us by Walkers (Cayman) LLP. Gibson, Dunn & Crutcher LLP, San Francisco, California, is acting as our counsel in connection with this offering with respect to matters of United States law. Loeb & Loeb LLP, New York, New York, is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements of Tang Capital Acquisition Corp., or TCAA, as of August 17, 2026 and for the period from July 30, 2026 (inception) through August 17, 2026 included in this prospectus have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as set forth in its report thereon (which contains a going-concern explanatory paragraph appearing elsewhere in this prospectus), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the ordinary shares we are offering by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and its exhibits. For additional information about us and our securities, we refer you to the registration statement and its exhibits. Statements in this prospectus concerning any contract or other document are qualified in all respects by the copy filed as an exhibit to the registration statement. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the registration statement and its exhibits.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act, and we will file annual, quarterly and current reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information will be available on the SEC’s website. We also intend to maintain a corporate website; information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider it part of this prospectus or of any other filing we make with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of

Tang Capital Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Tang Capital Acquisition Corp. (the "Company") as of August 17, 2026, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 30, 2026 (inception) through August 17, 2026, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 17, 2026, and the results of its operations and its cash flows for the period from July 30, 2026 (inception) through August 17, 2026, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company does not have sufficient cash and working capital to sustain its operations for a reasonable period of time, which is generally considered to be one year from the issuance of the financial statements, and the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We have served as the Company’s auditor since 2026.

Hartford, CT

August 31, 2026

TANG CAPITAL ACQUISITION CORP.

BALANCE SHEET AS OF AUGUST 17, 2026

Assets
Current assets:
Prepaid expenses	$15,000
Total current assets	15,000
Deferred offering costs	125,000
Total assets	$140,000

Liabilities and shareholder’s equity
Current liabilities:
Accrued offering costs	$125,000
Accrued expenses	3,752
Total current liabilities	$128,752

Commitments and contingencies (Note 5)

Ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 1,000 shares issued and outstanding	$—
Additional paid-in capital	25,000
Accumulated deficit	(13,752)
Total shareholder’s equity	11,248
Total liabilities and shareholder’s equity	$140,000

The accompanying notes are an integral part of these financial statements.

TANG CAPITAL ACQUISITION CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 30, 2026 (INCEPTION) THROUGH AUGUST 17, 2026

General, formation and administrative expenses	$13,752
Net loss	$(13,752)

Basic and diluted net loss per ordinary share	$(13.75)
Weighted average ordinary shares outstanding, basic and diluted	1,000

The accompanying notes are an integral part of these financial statements.

TANG CAPITAL ACQUISITION CORP.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE PERIOD FROM JULY 30, 2026 (INCEPTION) THROUGH AUGUST 17, 2026

			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance as of July 30, 2026 (inception)	—	$—	$—	$—	$—
Issuance of ordinary shares to sponsor	1,000	—	25,000	—	25,000
Net loss	—	—	—	(13,752)	(13,752)
Balance as of August 17, 2026	1,000	$—	$25,000	$(13,752)	$11,248

The accompanying notes are an integral part of these financial statements.

TANG CAPITAL ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 30, 2026 (INCEPTION) THROUGH AUGUST 17, 2026

Cash flows from operating activities:
Net loss	$(13,752)
Adjustments to reconcile net loss to net cash used in operating activities:
General, formation and administrative expenses paid by sponsor in exchange for issuance of ordinary shares	10,000
Changes in operating assets and liabilities:
Accrued expenses	3,752
Cash flows from operating activities	—

Net change in cash	—

Cash, beginning of the period	—
Cash, end of the period	$—

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$125,000
Prepaid expenses paid by sponsor in exchange for issuance of ordinary shares	$15,000
General, formation and administrative expenses paid by sponsor in exchange for issuance of ordinary shares	$10,000

The accompanying notes are an integral part of these financial statements.

TANG CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Organization and Business Operations

Tang Capital Acquisition Corp., or TCAA, is a newly formed company incorporated on July 30, 2026 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We will have 24 months from the effectiveness of the registration statement of which the prospectus forms a part to complete our initial business combination, which we refer to as the completion window. While we may pursue an initial business combination target in any business or industry, we intend to focus our search in the biopharmaceutical industry. Our initial business combination may be with an entity that is controlled by, affiliated with or otherwise related to Tang Capital Management, LLC (Tang Capital), Tang Capital Acquisition Holdings, LLC (our sponsor), a Cayman Islands limited liability company newly formed by Tang Capital for the purpose of investing in us, our officers or our directors, as described in the prospectus.

We are offering 3,000,000 of our ordinary shares, par value $0.0001 per share, at an initial public offering price of $25.00 per share.

TCAA is, we believe, the first no-promote special purpose acquisition company, or np‑SPACTM, and is structured to more closely align the interests of the SPAC sponsor with the SPAC investors. Unlike in the case of substantially all conventional SPACs:

•
Our sponsor has indicated to us a non-binding intention to purchase 67% of the shares sold in this offering on the same terms being offered to the public. Specifically, our sponsor has indicated to us an intention to purchase 2,000,000 shares at the initial public offering price of $25.00 per share for an aggregate purchase price of $50 million.
•
Our sponsor will not hold founder shares, Class B ordinary shares, sponsor warrants or any promote in any form. Sponsors of substantially all conventional SPACs purchase for nominal consideration (typically $25,000 in the aggregate) a separate class of shares (typically Class B ordinary shares) often representing 15% to 20% of the shares outstanding after the initial public offering. The only class of shares we have authorized is ordinary shares, and every share our sponsor holds at the closing of this offering will have been purchased at $25.00 per share, the same price paid by investors in this offering.

We will provide our shareholders with the opportunity to redeem for cash all or a portion of their ordinary shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest, upon the completion of our initial business combination. If expenses exceed interest earned, the redemption price will be $25.00 per share.

If we do not consummate an initial business combination within 24 months of the effectiveness of the registration statement of which this prospectus forms a part, or by such earlier liquidation date as our board of directors may approve, we will redeem for cash 100% of the shares at the original offering price of $25.00 per share, plus each holder's pro rata share of surplus interest. If expenses exceed interest earned, the sponsor will cover the excess, and the redemption price will be $25.00 per share. The completion window is fixed and will not be extended.

An amount equal to 100% of the gross proceeds of this offering ($75 million, or $25.00 per share) will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee. The proceeds held in the trust account will be held as cash in an interest-bearing account at a U.S. chartered commercial bank, invested in U.S. government treasury obligations with a maturity of 185 days or less, or invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, or the Investment Company Act, which invest only in direct U.S. government treasury obligations, as described in the prospectus. We will disclose in each quarterly and annual report filed with the United States Securities and Exchange Commission, or the SEC, prior to our initial business combination how the proceeds in the trust account are then held.

Prior to the offering, there has been no public market for our ordinary shares. We intend to apply to list our ordinary shares on The Nasdaq Capital Market, or Nasdaq, under the symbol "TCAA." We expect that our ordinary shares will begin trading on the date the prospectus becomes effective. We cannot assure you that our ordinary shares will be approved for listing on Nasdaq or, if approved, will continue to be listed on Nasdaq.

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the amount of any deferred underwriting commissions held in trust and taxes payable on the interest earned on the trust account) at the time we sign a definitive merger agreement.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for our initial public offering. Following this offering, we will not generate any operating revenues prior to our initial business combination and may not generate any operating revenues even after our initial business combination. We expect to generate non-operating income in the form of interest income earned on the trust account. For the period from July 30, 2026 (inception) through August 17, 2026, we had a net loss of $(13,752), consisting of formation and operating costs. We have selected December 31 as our fiscal year end.

Going Concern Consideration

As of August 17, 2026, we had no cash and a net working capital deficit of $(113,752). We have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. These conditions raise substantial doubt about our ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through our initial public offering. There is no assurance that our plans to raise capital or to consummate an initial business combination will be successful within the completion window. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP, and pursuant to the rules and regulations of the United States Securities and Exchange Commission, or the SEC.

Concentration of Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist of cash. We may maintain cash balances with a limited number of highly reputable financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. To date, we have not experienced any losses associated with credit risk and continue to believe that this exposure is not significant.

Emerging Growth Company

We are an "emerging growth company," as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Deferred Offering Costs

We comply with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A, Expenses of Offering. Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to our initial public offering. Offering costs are charged to temporary or permanent equity based upon the relative fair value of the proceeds received from the ordinary shares sold upon the completion of such offering. Should our initial public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of August 17, 2026, we had deferred offering costs of $125,000.

Net Loss Per Share

Basic loss per share is calculated by dividing net loss by the weighted-average number of ordinary shares outstanding without consideration of potential ordinary shares. Diluted loss per share is calculated by dividing net loss by the weighted-average number of ordinary shares outstanding plus potential ordinary shares. As of August 17, 2026, we did not have any dilutive securities or other contracts that could potentially be exercised or converted into ordinary shares and then share in our earnings. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Income Taxes

We account for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the income tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. A valuation allowance is applied against any deferred tax asset if, based on available evidence, it is "more likely than not" that some or all of the deferred tax assets will not be realized. For uncertain tax positions that meet a "more likely than not" threshold, we recognize the benefit of uncertain tax positions in the financial statements. Our practice is to recognize interest and penalties, if any, related to uncertain tax positions in our provision for income taxes in the statement of operations. As of August 17, 2026, there were no unrecognized tax benefits and no amounts accrued for interest and penalties.

There are no taxes in the Cayman Islands, and accordingly, Cayman Islands income taxes are not levied on us. Consequently, income taxes are not reflected in our financial statements.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires public entities to disclose significant segment expenses regularly provided to the CODM. Public entities with a single reporting segment have to provide all disclosures required by ASC 280, including the significant segment expense disclosures. For public business entities, the guidance is effective for annual periods beginning after December 15, 2023. We adopted ASU 2023-07 on July 30, 2026, the date of incorporation. Management does not believe that any other recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the financial statements.

Note 3. Proposed Initial Public Offering

We are offering 3,000,000 ordinary shares, par value $0.0001, at an initial public offering price of $25.00 per share. We will not issue units, warrants or rights in this offering. Immediately following the closing of this offering, we will have a single class of shares issued and outstanding.

Note 4. Related-Party Transactions

Subscription Agreement

As described in Note 6 below, on August 17, 2026, our sponsor subscribed for 1,000 ordinary shares at the proposed initial public offering price of $25.00 per share for an aggregate purchase price of $25,000 pursuant to a securities subscription agreement. Such shares will be surrendered at the closing of the proposed initial public offering, and our sponsor will be entitled to receive $25,000 upon the surrender of such shares. As such, there are 1,000 ordinary shares outstanding as of August 17, 2026.

Funding Agreement

Pursuant to a funding agreement with our sponsor, our sponsor has agreed to pay expenses on our behalf prior to our initial business combination, and such payments will be treated as advances. Prior to our initial business combination, we will reimburse the sponsor for such advances, in the order incurred and against reasonable documentation, solely from permitted interest withdrawals. If we do not consummate an initial business combination and expenses exceed interest earned, our sponsor will bear the difference and has irrevocably waived any claim for reimbursement of such shortfall. Amounts advanced by our sponsor do not bear interest and are not subject to any fee, premium or other compensation. Such advances do not constitute loans and are not convertible into, exercisable or exchangeable for, or otherwise entitle our sponsor to receive, any of our securities. Following the closing of our initial public offering, payments to our sponsor are subject to review and approval by our audit committee. As of August 17, 2026, there are no amounts due to our sponsor; however, we have incurred $128,752 offering, formation and general and administrative expenses, which the sponsor will pay on our behalf.

Shares Our Sponsor Has Indicated a Non-binding Intention to Purchase in the Offering

Our sponsor has indicated to us a non-binding intention to purchase 2,000,000 shares, or 67% of the shares sold in the offering, at the initial public offering price of $25.00 per share, for an aggregate purchase price of $50 million.

Note 5. Commitments and Contingencies

Underwriting Commissions

The underwriters will be paid commissions of 1% of the gross proceeds of this offering at the closing of this offering and an additional 3% of the gross proceeds of this offering as deferred commissions payable only upon consummation of our initial business combination, in each case with respect to the 1,000,000 shares assumed to be sold to investors other than our sponsor. The deferred underwriting commissions will be released from the trust account to the underwriters only upon the consummation of our initial business combination.

Risks and Uncertainties

Our ability to complete an initial business combination may be adversely affected by various factors, many of which are beyond our control, including, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations and geopolitical instability. We cannot at this time predict the likelihood, duration, magnitude or extent to which such events may adversely impact our ability to complete an initial business combination.

Note 6. Shareholder’s Equity

Our authorized share capital consists of 100,000,000 ordinary shares, par value $0.0001 per share. On August 17, 2026, our sponsor subscribed for 1,000 ordinary shares at the proposed initial public offering price of $25.00 per share for an aggregate purchase price of $25,000 pursuant to a securities subscription agreement. Such shares will be surrendered at the closing of the proposed initial public offering, and our sponsor will be entitled to receive $25,000 upon the surrender of such shares. As such, there are 1,000 ordinary shares outstanding as of August 17, 2026. These shares were initially issued as Class A ordinary shares and were subsequently re-designated as ordinary shares with an economic effective date as of August 17, 2026.

Note 7. Segment Information

ASC Topic 280, "Segment Reporting," establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by our chief operating decision maker, or CODM, in deciding how to allocate resources and assess performance.

Our CODM has been identified as the Chief Executive Officer, who reviews our operating results as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, we have determined that we only have one reportable segment. The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating our performance and making key decisions regarding resource allocation, the CODM reviews certain metrics, which include the following:

Period From July 30, 2026 (Inception) through August 17, 2026
General, formation and administrative expenses	$13,752

General, formation and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete an initial public offering and eventually an initial business combination within the completion window. The CODM also reviews general, formation and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and the budget.

Note 8. Subsequent Events

We have evaluated subsequent events and transactions that occurred after the balance sheet date through August 31, 2026, the date that the financial statements were available to be issued. Based upon this review, other than the events disclosed below and elsewhere in these financial statements, no other subsequent events occurred that would require recognition or disclosure in the financial statements.

On August 19, 2026, our board of directors approved the compensation payable to each of our three directors not affiliated with Tang Capital immediately prior to the closing of this offering, consisting of an annual cash fee of $50,000 plus a one-time grant of a 10-year option to acquire 10,000 ordinary shares at $25.00 per share, which will vest and become exercisable following the completion of our initial business combination. No amounts have been paid, and no options have been granted as of the date of these financial statements. The cash fees will be paid by our sponsor on our behalf as advances under the funding agreement described in Note 4.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering, excluding underwriting commissions payable at closing, described in this registration statement will be as follows:

Amount
Legal fees and expenses	$400,000
Nasdaq listing and filing fees	80,000
Accounting fees and expenses	50,000
Printing and engraving expenses	50,000
SEC and FINRA fees	22,108
Other	97,892
Total estimated offering expenses, excluding underwriting commissions payable at closing	$700,000

Item 14. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect and actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the fullest extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. In addition, we intend to enter into indemnity agreements with each of our officers and directors providing contractual indemnification to the maximum extent permitted by law. Our officers and directors have agreed, and any persons who may become officers or directors prior to our initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if: (i) we have sufficient funds outside of the trust account; or (ii) we consummate an initial business combination.

The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only with respect to information relating to the underwriters furnished to us by or on behalf of the underwriters expressly for use in this registration statement. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On July 30, 2026, in connection with our incorporation, one ordinary share was issued to WNL Limited, an entity affiliated with Walkers (Cayman) LLP, our Cayman Islands counsel, as the initial subscriber, to facilitate our incorporation under Cayman Islands law; such share was surrendered and cancelled, in connection with the issuance to our sponsor described in the following sentence. On August 17, 2026, our sponsor subscribed for 1,000 ordinary shares at the proposed initial public offering price of $25.00 per share for an aggregate purchase price of $25,000 pursuant to a securities subscription agreement. Such shares will be surrendered to us at the closing of this offering, and our sponsor will be entitled to receive $25,000 upon the surrender of such shares. These shares were initially issued as Class A ordinary shares and were subsequently re-designated as ordinary shares with an economic effective date as of August 17, 2026. Each of the foregoing issuances was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering, in each case to a single sophisticated purchaser without general solicitation. No underwriting commissions were paid with respect to such issuances. We have issued no other unregistered securities. We have not issued, and will not issue prior to our initial business combination, any founder shares, other classes of shares or other securities to our sponsor, our officers or our directors at a price below the initial public offering price.

Item 16. Exhibits and Financial Statement Schedules

(a)
Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association
3.2*	Form of Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Ordinary Share Certificate
5.1*	Opinion of Walkers (Cayman) LLP
10.1*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.2*	Form of Indemnity Agreement
10.3*	Form of Director Option Agreement
10.4*	Funding Agreement between the Registrant and Tang Capital Acquisition Holdings, LLC
14*	Form of Code of Ethics
23.1	Consent of CBIZ CPAs P.C.
23.2*	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page hereto)
99.1*	Form of Audit Committee Charter
99.2*	Clawback Policy
99.3*	Insider Trading Policy
107	Filing Fee Table

* To be filed by amendment.

(b)
Financial Statement Schedules. All financial statement schedules are omitted because they are not applicable or the amounts are immaterial and not required, or the required information is presented in the financial statements and notes thereto included in this registration statement.

Item 17. Undertakings

(a)
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(c)
The undersigned registrant hereby undertakes that:
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)
The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 6th day of October, 2026.

TANG CAPITAL ACQUISITION CORP.

By:	/s/ Kevin Tang
Name:	Kevin Tang
Title:	Chair of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kevin Tang and Michael Hearne as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kevin Tang	Chair of the Board and Chief Executive Officer (Principal Executive Officer)	October 6, 2026
Kevin Tang
/s/ Michael Hearne	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 6, 2026
Michael Hearne
/s/ Craig Johnson	Director	October 6, 2026
Craig Johnson
/s/ Tina S. Nova, Ph.D.	Director	October 6, 2026
Tina S. Nova, Ph.D.
/s/ David Ramsay	Director	October 6, 2026
David Ramsay

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Tang Capital Acquisition Corp., has signed this registration statement in the City of San Diego, State of California, on the 6th day of October, 2026.

By:	/s/ Kevin Tang
Name:	Kevin Tang
Title:	Chair of the Board and Chief Executive Officer